Exhibit 99.1
PART I

Item 1. Business with Retrospective Application of Segments

Overview

CVS Health Corporation, together with its subsidiaries (collectively, “CVS Health,” the “Company,” “we,” “our” or “us”), is the nation’s premier health innovation company helping people on their path to better health. Whether in one of its pharmacies or through its health services and plans, CVS Health is pioneering a bold new approach to total health by making quality care more affordable, accessible, simple and seamless. CVS Health is community-based and locally focused, engaging consumers with the care they need when and where they need it. The Company has more than 9,900 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with approximately 92 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year and expanding specialty pharmacy services. CVS Health also serves an estimated 38 million people through traditional, voluntary and consumer-directed health insurance products and related services, including rapidly expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan (“PDP”). The Company believes its innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs.

On November 28, 2018 (the “Aetna Acquisition Date”), the Company acquired Aetna Inc. (“Aetna”) for a combination of cash and CVS Health stock (the “Aetna Acquisition”). The Company acquired Aetna to help improve the consumer health care experience by combining Aetna’s health care benefits products and services with CVS Health’s more than 9,900 retail locations, approximately 1,100 walk-in medical clinics and integrated pharmacy capabilities with the goal of becoming the new, trusted front door to health care. Under the terms of the merger agreement, Aetna shareholders received $145.00 in cash and 0.8378 CVS Health shares for each Aetna share. The transaction valued Aetna at approximately $212 per share or approximately $70 billion. Including the assumption of Aetna’s debt, the total value of the transaction was approximately $78 billion. The Company financed the cash portion of the purchase price through a combination of cash on hand and by issuing approximately $45.0 billion of new debt, including senior notes and term loans. For additional information, see Note 2 ‘‘Acquisition of Aetna’’ contained in the “Notes to Consolidated Financial Statements” in Exhibit 99.2 of CVS Health’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 8, 2019, which is incorporated by reference herein.

On October 10, 2018, the Company and Aetna entered into a consent decree with the United States Department of Justice (the “DOJ”) that allowed the Company’s proposed acquisition of Aetna to proceed, provided Aetna agreed to sell its individual standalone PDPs. As part of the agreement reached with the DOJ, Aetna entered into a purchase agreement with a subsidiary of WellCare Health Plans, Inc. (“WellCare”) for the divestiture of Aetna’s standalone PDPs effective December 31, 2018. On November 30, 2018, Aetna completed the sale of its standalone PDPs. Aetna’s standalone PDPs had an aggregate of approximately 2.3 million members as of December 31, 2018. Aetna will provide administrative services to, and will retain the financial results of, the divested plans through 2019.

As a result of the Aetna Acquisition, the Company added the Health Care Benefits segment. Certain aspects of Aetna’s operations, including products for which the Company no longer solicits or accepts new customers, such as large case pensions and long-term care insurance products, are included in the Company’s Corporate/Other segment.

Effective for the first quarter of 2019, the Company realigned the composition of its segments to correspond with changes to its operating model and reflect how its Chief Operating Decision Maker reviews information and manages the business. As a result of this realignment, the Company’s SilverScript® PDP moved from the Pharmacy Services segment to the Health Care Benefits segment. In addition, the Company moved Aetna’s mail order and specialty pharmacy operations from the Health Care Benefits segment to the Pharmacy Services segment. Prior period segment financial information has been retrospectively adjusted to reflect these changes. See Note 17 ‘‘Segment Reporting’’ contained in the “Notes to Consolidated Financial Statements” in Exhibit 99.2 of CVS Health’s Current Report on Form 8-K filed with the SEC on August 8, 2019, which is incorporated by reference herein for segment financial information.

The Company now has four reportable segments: Pharmacy Services, Retail/LTC, Health Care Benefits and Corporate/Other.

Business Strategy

The combined company expects to transform the consumer health care experience and build healthier communities through a new innovative health care model that is local, easier to use, less expensive and puts consumers at the center of their care. The

Company believes that improving the consumer’s health care experience will improve consumer engagement with their health which will lead to improved health outcomes and lower total health care costs. The Company believes there are three imperatives to accomplishing this transformation: be local, make it simple and improve health. These imperatives also guide the Company’s five key strategies for delivering medical cost savings for its customers: improve common chronic disease management, reduce unnecessary hospital readmissions, improve the efficiency of the sites at which medical members receive care, optimize primary care delivery and improve the Company’s complex chronic disease management capabilities.

Pharmacy Services Segment

The Pharmacy Services segment provides a full range of pharmacy benefit management (“PBM”) solutions, including plan design offerings and administration, formulary management, retail pharmacy network management services, mail order pharmacy, specialty pharmacy and infusion services, clinical services, disease management services and medical spend management. The Pharmacy Services segment’s clients are primarily employers, insurance companies, unions, government employee groups, health plans, PDPs, Medicaid managed care (“Managed Medicaid”) plans, plans offered on public health insurance exchanges (“Public Exchanges”) and private health insurance exchanges (“Private Exchanges” and together with Public Exchanges, “Insurance Exchanges”), other sponsors of health benefit plans and individuals throughout the United States. The Pharmacy Services segment operates retail specialty pharmacy stores, specialty mail order pharmacies, mail order dispensing pharmacies, compounding pharmacies and branches for infusion and enteral nutrition services. During the year ended December 31, 2018, the Company’s PBM filled or managed approximately 1.9 billion prescriptions on a 30-day equivalent basis.

PBM Services

The Company dispenses prescription drugs directly through its mail order dispensing and specialty mail order pharmacies and through pharmacies in its retail network. All prescriptions processed by the Company are analyzed, processed and documented by the Company’s proprietary prescription management systems. These systems provide essential features and functionality to allow a plan member to utilize their prescription drug benefits. These systems also streamline the process by which prescriptions are processed by staff and network pharmacists by enhancing review of various items through automation, including plan eligibility, early refills, duplicate dispensing, appropriateness of dosage, drug interactions or allergies, over-utilization and potential fraud.

Plan Design Offerings and Administration
The Company administers pharmacy benefit plans for clients who contract with it to facilitate prescription drug coverage and claims processing for their eligible plan members. The Company assists its PBM clients in designing pharmacy benefit plans that help improve health outcomes while minimizing the costs to the client. The Company also assists PBM clients in monitoring the effectiveness of their plans through frequent, informal communications, the use of proprietary software, as well as through formal annual, quarterly and sometimes monthly performance reviews.

The Company makes recommendations to help PBM clients design benefit plans that promote the use of lower cost, clinically appropriate drugs and helps its PBM clients control costs by recommending plan designs that encourage the use of generic equivalents of brand name drugs when such equivalents are available. Clients also have the option, through plan design, to further lower their pharmacy benefit plan costs by setting different member payment levels for different products on their drug lists or “formularies,” which helps guide members to choose lower cost alternatives through appropriate financial incentives.

Formulary Management
The Company utilizes an independent panel of doctors, pharmacists and other medical experts, referred to as the CVS Caremark National Pharmacy and Therapeutics Committee, to review and approve the selection of drugs that meet the Company’s standards of safety and efficacy for inclusion on one of the Company’s template formularies. The Company’s formularies provide recommended products in numerous drug classes to help ensure member access to clinically appropriate drugs with alternatives within a class under the client’s pharmacy benefit plan, while helping to drive the lowest net cost for clients that select one of the Company’s formularies. To help improve clinical outcomes for members and clients, the Company conducts ongoing, independent reviews of all drugs, including, but not limited to, those appearing on the formularies and generic equivalent products. Many of the Company’s clients choose to adopt a template formulary offering as part of their plan design. Beginning in 2018, clients had new capabilities to offer real time benefits information for a member’s specific plan design, provided digitally at the point of prescribing, at the pharmacy and directly to members.

Retail Pharmacy Network Management Services
The Company maintains a national network of more than 68,000 retail pharmacies, consisting of approximately 41,000 chain pharmacies (which includes CVS Pharmacy locations) and 27,000 independent pharmacies, in the United States, including Puerto Rico, the District of Columbia, Guam and the United States Virgin Islands. When a customer fills a prescription in a retail pharmacy, the pharmacy sends prescription data electronically to the Company from the point-of-sale. This data interfaces with the Company’s proprietary prescription management systems, which verify relevant plan member data and eligibility, while also performing a drug utilization review to help evaluate clinical appropriateness and safety and confirming that the pharmacy will receive payment for the prescription. The Company is also able to build client-specific pharmacy networks and managed pharmacy network solutions to further drive savings for clients. These include a performance-based pharmacy network with approximately 30,000 stores that is anchored by CVS Pharmacy and Walgreens, along with up to 10,000 independent pharmacies across the United States. The performance-based network is designed to deliver unit cost savings and to improve clinical outcomes in order to help to lower overall health care costs for participating payors and their members.

Mail Order Pharmacy Services
The Pharmacy Services segment operates mail order dispensing pharmacies in the United States. Plan members or their prescribers submit prescriptions or refill requests, primarily for maintenance medications, to these pharmacies via mail, telephone, fax, e-prescribing or the Internet, and staff pharmacists review these prescriptions and refill requests with the assistance of the Company’s prescription management systems. This review may involve communications with the prescriber and, with the prescriber’s approval when required, can result in generic substitution, therapeutic interchange or other actions designed to help reduce cost and/or improve quality of treatment. The Company’s mail order dispensing pharmacies have been awarded Mail Order Pharmacy accreditation from Utilization Review Accreditation Commission (“URAC”), a health care accrediting organization that establishes quality standards for the health care industry.

Specialty Pharmacy and Infusion Services
The Pharmacy Services segment operates specialty mail order pharmacies, retail specialty pharmacy stores and branches for infusion and enteral nutrition services in the United States. These specialty mail order pharmacies are used for delivery of advanced medications to individuals with chronic or genetic diseases and disorders. The Company’s specialty mail order pharmacies also have been awarded Specialty Pharmacy accreditation from URAC. Substantially all of the Company’s mail service specialty mail order pharmacies also have been accredited by the Joint Commission, which is an independent, not-for-profit organization that accredits and certifies health care programs and organizations in the United States.

Clinical Services
The Company offers multiple clinical programs and services to help clients manage overall pharmacy and health care costs in a clinically appropriate manner. These programs are primarily designed to promote better health outcomes, and to help target inappropriate medication utilization and non-adherence to medication, each of which may result in adverse medical events that negatively affect member health and client pharmacy and medical spend. These programs include utilization management (“UM”), medication management, quality assurance, adherence and counseling programs to complement the client’s plan design and clinical strategies. To help address the opioid epidemic, the Company introduced an industry-leading UM approach that limits to seven days the supply of opioids dispensed for certain acute prescriptions for patients who are new to therapy; limits the daily dosage of opioids dispensed based on the strength of the opioid; and requires the use of immediate-release formulations of opioids before extended-release opioids are dispensed. The Company’s Pharmacy Advisor program facilitates pharmacist counseling, both face-to-face and over the telephone, to help participating plan members with certain chronic diseases, such as diabetes and cardiovascular conditions, to identify gaps in care, adhere to their prescribed medications and manage their health conditions. The Company also has digital connectivity that helps to lower drug costs for patients by providing expanded visibility to lower cost alternatives through enhanced analytics and data sharing.

Disease Management Programs
The Company’s clinical programs and services utilize advanced protocols and offer clients convenience in working with health care providers (“providers”) and other third parties. The Company’s integrated disease management programs cover diseases such as rheumatoid arthritis, Parkinson’s disease, seizure disorders and multiple sclerosis. The majority of these integrated programs are accredited by the National Committee for Quality Assurance (“NCQA”), a private, not-for-profit organization that evaluates, accredits and certifies a wide range of health care organizations.

Medical Benefit Management
The Company’s NovoLogix® online preauthorization tool helps identify and capture cost savings opportunities for specialty drugs billed under the medical benefit by identifying outliers to appropriate dosages and costs, and helps to ensure clinically appropriate use of specialty drugs.

Pharmacy Services Information Systems

The majority of the Pharmacy Services segment’s clients have migrated to a single claim adjudication platform. This platform incorporates architecture that centralizes the data generated from filling mail order prescriptions, adjudicating retail pharmacy claims and delivering other solutions to PBM clients. The Health Engagement Engine® technology and proprietary clinical algorithms help connect the various parts of the enterprise and serve an essential role in cost management and health improvement. This capability transforms pharmacy data into actionable interventions at key points of care such as mail and specialty pharmacists to help provide quality care.

Pharmacy Services Clients

The Company’s Pharmacy Services clients are primarily employers, insurance companies, unions, government employee groups, health plans, Medicare Part D plans, Managed Medicaid plans and plans offered on public and private health insurance exchanges, other sponsors of health benefit plans and individuals located throughout the United States. Pharmaceuticals are provided to eligible members in benefit plans maintained by clients and utilize the Company’s information systems, among other things, to help perform safety checks, drug interaction screening and identify opportunities for generic substitution. Substantially all of the Pharmacy Services segment’s revenue is generated from dispensing and managing prescription drugs to eligible members in benefit plans maintained by clients. In 2018, 2017 and 2016, revenues from Aetna accounted for approximately 9.8%, 12.3% and 11.7%, respectively, of the Company’s consolidated total revenues. On the Aetna Acquisition Date, Aetna became a wholly-owned subsidiary of CVS Health. Subsequent to the Aetna Acquisition Date, revenues from Aetna will continue to be reported in the Pharmacy Services segment; however, these revenues are eliminated in the consolidated financial statements.

Pharmacy Services Seasonality

The majority of Pharmacy Services segment revenues are not seasonal in nature.

Pharmacy Services Competition

The Company believes the primary competitive factors in the pharmacy services industry include: (i) the ability to negotiate favorable discounts from drug manufacturers as well as to negotiate favorable discounts from, and access to, retail pharmacy networks; (ii) the ability to identify and apply effective cost management programs utilizing clinical strategies, including the development and utilization of preferred formularies; (iii) the ability to market PBM products and services; (iv) the commitment to provide flexible, clinically-oriented services to clients and be responsive to clients’ needs; (v) the quality, scope and costs of products and services offered to clients and their members; and (vi) operational excellence in delivering services. The Pharmacy Services segment has a significant number of competitors (e.g., the Express Scripts business of Cigna Corporation, OptumRx, Prime Therapeutics, MedImpact and Humana) offering PBM services, including large, national PBM companies, PBMs owned by large national health plans and smaller standalone PBMs. References to competitors and other companies throughout this Exhibit 99.1 of CVS Health’s Current Report on Form 8-K, including the information incorporated by reference herein, are for illustrative or comparison purposes only and do not indicate that these companies are the Company’s or any segment’s only competitors or closest competitors.

Retail/LTC Segment

The Retail/LTC segment sells prescription drugs and a wide assortment of general merchandise, including over-the-counter drugs, beauty products, cosmetics and personal care products, provides health care services through its MinuteClinic® walk-in medical clinics and conducts long-term care (“LTC”) pharmacy operations, which distribute prescription drugs and provide related pharmacy consulting and other ancillary services to chronic care facilities and other care settings. Prior to January 2, 2018, the Retail/LTC segment also provided commercialization services under the name RxCrossroads®. The Company divested its RxCrossroads subsidiary on January 2, 2018. As of December 31, 2018, the Retail/LTC segment operated more than 9,900 retail locations, over 1,100 MinuteClinic® locations as well as online retail pharmacy websites, LTC pharmacies and onsite pharmacies. During the year ended December 31, 2018, the Retail/LTC segment filled approximately 1.3 billion prescriptions on a 30-day equivalent basis. In December 2018, the Company held approximately 26% of the United States retail pharmacy market.

Retail/LTC Products and Services

A typical retail store sells prescription drugs and a wide assortment of high-quality, nationally advertised brand name and proprietary brand merchandise. Front store categories include over-the-counter drugs, beauty products, cosmetics and personal care products. LTC operations include distribution of prescription drugs and related consulting and ancillary services. The Company purchases merchandise from numerous manufacturers and distributors. The Company believes that competitive sources are readily available for substantially all of the products carried in its retail stores and the loss of any one supplier would not likely have a material effect on the Retail/LTC segment. The Company’s MinuteClinics offer a variety of health care services.

Retail/LTC revenues by major product group are as follows:

	Percentage of Revenues
	2018	2017	2016
Pharmacy (1)	76.4%	75.0%	75.0%
Front store and other (2)	23.6%	25.0%	25.0%
	100.0%	100.0%	100.0%

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(1)	Pharmacy includes LTC sales and sales in pharmacies within Target Corporation stores.

(2)	“Other” represents less than 5% of the “Front store and other” revenue category.

Pharmacy
Pharmacy revenues represented approximately three-fourths of Retail/LTC segment revenues in each of 2018, 2017 and 2016. The Company believes that retail pharmacy operations will continue to represent a critical part of the Company’s business due to industry demographics, e.g., an aging American population consuming a greater number of prescription drugs, prescription drugs being used more often as the first line of defense for managing illness, the introduction of new pharmaceutical products, and Medicare Part D growth. The Company believes the retail pharmacy business benefits from investment in both people and technology, as well as innovative collaborations with health plans, PBMs and providers. Given the nature of prescriptions, consumers want their prescriptions filled accurately by professional pharmacists using the latest tools and technology, and ready when promised. Consumers also need medication management programs and better information to help them get the most out of their health care dollars. To assist consumers with these needs, the Company has introduced integrated pharmacy health care services that provide an earlier, easier and more effective approach to engaging consumers in behaviors that can help lower costs, improve health and save lives.

Front Store
Front store revenues reflect the Company’s strategy of innovating with new and unique products and services, using innovative personalized marketing and adjusting the mix of merchandise to match customers’ needs and preferences. A key component of the front store strategy is the ExtraCare® card program, which is one of the largest and most successful retail loyalty programs in the United States. The ExtraCare program allows the Company to balance marketing efforts so it can reward its best customers by providing them with automatic sale prices, customized coupons, ExtraBucks® rewards and other benefits. The Company continues to launch and enhance new and exclusive brands to create unmatched offerings in beauty products and deliver other unique product offerings, including a full range of high-quality CVS Health and other proprietary brand products that are only available through CVS stores. The Company currently carries approximately 7,000 CVS Health and proprietary brand products, which accounted for approximately 23% of front store revenues during 2018.

MinuteClinic
As of December 31, 2018, the Company operated approximately 1,100 MinuteClinic® locations in the United States. The clinics are staffed by nurse practitioners and physician assistants who utilize nationally established guidelines to deliver a variety of health care services. Payors value these clinics because they provide convenient, high-quality, cost-effective care, in many cases offering an attractive alternative to more expensive sites of care. As a result, visits paid for by employers, health insurers or other third parties accounted for approximately 91% of MinuteClinic’s total revenues in 2018. MinuteClinic is collaborating with the Pharmacy Services and Health Care Benefits segments to help meet the needs of CVS Caremark’s client plan members and the Company’s health plan members by offering programs that can improve member health and lower costs. MinuteClinic is now affiliated with more than 75 major health systems and continues to build a platform that supports primary care.

Long-term Care Pharmacy Operations
The Retail/LTC segment provides LTC pharmacy services through the Omnicare business. Omnicare’s customers consist of skilled nursing facilities, assisted living facilities, independent living communities, hospitals, correctional facilities, and other health care service providers. The Company provides pharmacy consulting, including monthly patient drug therapy evaluations, to assist in compliance with state and federal regulations and provide proprietary clinical and health management programs. It also provides pharmaceutical case management services for retirees, employees and dependents who have drug benefits under corporate-sponsored health care programs.

Onsite Pharmacies
The Company also operates a limited number of pharmacies located at client sites, which provide certain health plan members and customers with a convenient alternative for filling their prescriptions.

Retail Store Development

The addition of new retail locations has played, and will continue to play, a key role in the Company’s continued growth and success. The Company’s store development program focuses on three areas: entering new markets, adding stores within existing markets and relocating stores to more convenient sites. During 2018, the Company opened 145 new retail locations, relocated approximately 35 stores and closed approximately 30 locations. During the last five years, the Company opened approximately 900 new and relocated locations, and acquired approximately 1,825 locations, including the pharmacies acquired from Target Corporation (“Target”) in 2015. The Company believes that continuing to grow its store base appropriately and locate retail stores in more accessible markets are essential components of competing effectively in the current health care environment. As a result, the Company believes that its store development program is an integral part of its ability to meet the needs of customers and maintain its leadership position in the retail pharmacy market given the changing health care landscape.

Retail/LTC Information Systems

The Company has continued to invest in information systems to enable it to deliver exceptional customer service, enhance safety and quality, and expand patient care services while lowering operating costs. The proprietary WeCARE Workflow supports pharmacy teams by prioritizing work to meet customer expectations, facilitating prescriber outreach, and seamlessly integrating clinical programs. This solution delivers improved efficiency and enhances the customer experience, as well as providing a framework to accommodate the evolution of pharmacy practice and the expansion of clinical programs. The Health Engagement Engine technology and proprietary clinical algorithms enable the Company to help identify opportunities for pharmacists to deliver face-to-face counseling regarding patient health and safety matters, including adherence issues, gaps in care and management of certain chronic health conditions. The Company’s digital strategy is to empower the consumer to navigate their pharmacy experience and manage their condition through integrated online and mobile solutions that offer utility and convenience. The Company’s LTC digital technology suite, Omniview®, improves the efficiency of customers’ operations with tools that include executive dashboards, pre-admission pricing, electronic ordering of prescription refills, proof-of-delivery tracking, access to patient profiles, receipt and management of facility bills, and real-time validation of Medicare Part D coverage, among other capabilities.

Retail/LTC Customers

The success of the Retail/LTC segment’s businesses is dependent upon the Company’s ability to establish and maintain contractual relationships with pharmacy benefit managers and other payors on acceptable terms. Pharmacy benefit managers, managed care organizations, government funded health care programs, commercial employers and other third party payors accounted for 99.5% of the Retail/LTC segment’s pharmacy revenues. No single Retail/LTC payor accounted for 10% or more of the Company’s consolidated total revenues in 2018, 2017 or 2016.

Retail/LTC Seasonality

The majority of Retail/LTC segment revenues, particularly pharmacy revenues, generally are not seasonal in nature. However, front store revenues tend to be higher during the December holiday season. In addition, both pharmacy and front store revenues are affected by the timing and severity of the cough, cold and flu season. Uncharacteristic or extreme weather conditions also can adversely affect consumer shopping patterns and Retail/LTC revenues, expenses and results of operations.

Retail/LTC Competition

The retail drugstore business is highly competitive. The Company believes that it competes principally on the basis of: (i) store location and convenience, (ii) customer service and satisfaction, (iii) product selection and variety, and (iv) price. In the markets it serves, the Company competes with other drugstore chains (e.g., Walgreens and Rite Aid), supermarkets, discount retailers (e.g., Wal-Mart), independent pharmacies, restrictive pharmacy networks, membership clubs, Internet companies, and retail health clinics (including urgent care centers), as well as mail order dispersing pharmacies.

LTC pharmacy services are highly regional or local in nature, and within a given geographic area of operation, highly competitive. The Company’s largest LTC pharmacy competitor nationally is PharMerica. The Company also competes with numerous local and regional institutional pharmacies, pharmacies owned by long-term care facilities and local retail pharmacies. Some states have enacted “freedom of choice” or “any willing provider” requirements as part of their state Medicaid programs or in separate legislation, which may increase the competition that the Company faces in providing services to long-term care facility residents in these states.

References to competitors and other companies throughout this Exhibit 99.1 of CVS Health’s Current Report on Form 8-K, including the information incorporated by reference herein, are for illustrative or comparison purposes only and do not indicate that these companies are the Company’s or any segment’s only competitors or closest competitors.

Health Care Benefits Segment

The Health Care Benefits segment is one of the nation’s leading diversified health care benefits providers, serving an estimated 38 million people as of December 31, 2018. The Health Care Benefits segment has the information and resources to help members, in consultation with their health care professionals, make better informed decisions about their health care. The Health Care Benefits segment offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, medical management capabilities, Medicare Advantage and Medicare Supplement plans, PDPs, Medicaid health care management services, workers’ compensation administrative services and health information technology (“HIT”) products and services. The Health Care Benefits segment’s customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. For periods prior to the Aetna Acquisition (which occurred on November 28, 2018), the Health Care Benefits segment consisted solely of the Company’s SilverScript PDP business.

Health Care Benefits Products and Services

The Company refers to insurance products (where it assumes all or a majority of the risk for medical and dental care costs) as “Insured” and administrative services contract products (where the plan sponsor assumes all or a majority of the risk of medical and dental care costs) as “ASC.” Health Care Benefits products and services consist of the following:

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Commercial Medical: The Health Care Benefits segment offers point-of-service (“POS”), preferred provider organization (“PPO”), health maintenance organization (“HMO”) and indemnity benefit (“Indemnity”) plans. Commercial medical products also include health savings accounts (“HSAs”) and consumer-directed health plans that combine traditional POS or PPO and/or dental coverage, subject to a deductible, with an accumulating benefit account (which may be funded by the plan sponsor and/or the member in the case of HSAs). Principal products and services are targeted specifically to large multi-site national, mid-sized and small employers, individual insureds and expatriates. The Company offers medical stop loss insurance coverage for certain employers who elect to self-insure their health benefits. Under this product, the Company assumes risk for costs associated with large individual claims and/or aggregate loss experience within an employer’s plan above a pre-set annual threshold.

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Government Medical: In select geographies, the Health Care Benefits segment offers Medicare Advantage plans, Medicare Supplement plans and prescription drug coverage for Medicare beneficiaries; participates in Medicaid and subsidized Children’s Health Insurance Programs (“CHIP”); and participates in demonstration projects for members who are eligible for both Medicare and Medicaid (“Duals”). These Government Medical products are further described below:

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Medicare Advantage: Through annual contracts with the United States Centers for Medicare & Medicaid Services (“CMS”), the Company offers HMO and PPO products for eligible individuals in certain geographic areas through the Medicare Advantage program. Members typically receive enhanced benefits over traditional fee-for-service Medicare coverage (“Original Medicare”), including reduced cost-sharing for preventive care, vision and other services. The Company offered network-based HMO and/or PPO plans in 1,317 counties in 40 states and Washington, D.C. in 2018. The Company has expanded to 1,416 counties in 45 states and Washington, D.C. for

2019. For certain qualifying employer groups, the Company offers Medicare PPO products nationally. When combined with the Company’s PDP product, these national PPO plans form an integrated national Insured Medicare product for employers that provides medical and pharmacy benefits.

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Medicare PDP: The Company is a national provider of drug benefits under the Medicare Part D prescription drug program. All Medicare eligible individuals are eligible to participate in this voluntary prescription drug plan. Members typically receive coverage for certain prescription drugs, usually subject to a deductible, co-insurance and/or co-payment. On November 30, 2018, Aetna completed the sale of all of its standalone PDPs to WellCare effective on December 31, 2018. Aetna will provide administrative services to, and retain the financial results of, the divested plans through 2019.

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Medicare Supplement: For certain Medicare eligible members, the Company offers supplemental coverage for certain health care costs not covered by Original Medicare. The products included in the Medicare Supplement portfolio help to cover some of the gaps in Original Medicare, and include coverage for Medicare deductibles and coinsurance amounts. The Company offered a wide selection of Medicare Supplement products in 49 states and Washington, D.C. in 2018.

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Medicaid and CHIP: The Company offers health care management services to individuals eligible for Medicaid and CHIP under multi-year contracts with government agencies in various states that are subject to annual appropriations. CHIP are state-subsidized insurance programs that provide benefits for families with uninsured children. The Company offered these services on an Insured or ASC basis in 16 states in 2018.

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Duals: The Company provides health coverage to beneficiaries who are dually eligible for both Medicare and Medicaid coverage. These members must meet certain income and resource requirements in order to qualify for this coverage. The Company coordinates 100% of the care for these members and may provide them with additional services in order to manage their health care costs. During 2018, the Company offered services on an Insured basis to Duals in four states under demonstration projects.

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Specialty: The Health Care Benefits segment has a portfolio of additional health products and services that complement its medical products such as dental plans, behavioral health and employee assistance products, provider network access and vision products and workers’ compensation administrative services.

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Consumer Health Products and Services: The Company has a portfolio of products and services aimed at creating a holistic and integrated approach to individual health and wellness. These products and services complement the Commercial Medical and Government Medical products and enable enhanced delivery to and experience for customers.

Health Care Benefits Provider Networks

The Company contracts with physicians, hospitals and other providers for services they provide to members. The Company uses a variety of techniques designed to help encourage appropriate utilization of medical services (“utilization”) and maintain affordability of quality coverage. In addition to contracts with providers for negotiated rates of reimbursement, these techniques include creating risk sharing arrangements that align economic incentives with providers, the development and implementation of guidelines for the appropriate utilization of medical services and the provision of data to providers to enable them to improve health care quality. At December 31, 2018, the Company’s underlying nationwide provider network had approximately 1.3 million participating providers, including over 697 thousand primary care and specialist physicians and approximately 5,700 hospitals. Other providers in the Company’s provider networks also include laboratory, imaging, urgent care and other freestanding health facilities.

Health Care Benefits Quality Assessment

CMS uses a 5-star rating system to monitor Medicare health care and drug plans and ensure that they meet CMS’s quality standards. CMS uses this rating system to provide Medicare beneficiaries with a tool that they can use to compare the overall quality of care and level of customer service of companies that provide Medicare health care and drug plans. The rating system considers a variety of measures adopted by CMS, including quality of preventative services, chronic illness management and overall customer satisfaction. See “Health Care Benefits Pricing” below in this Item 1 for further discussion of star ratings. The Company seeks Health Plan accreditation for Aetna HMO plans from the NCQA. Health care plans seeking accreditation must pass a rigorous, comprehensive review and must annually report on their performance.

Aetna Life Insurance Company (“ALIC”), a wholly-owned subsidiary of the Company, has received nationwide NCQA PPO Health Plan accreditation. As of December 31, 2018, all of the Company’s Commercial HMO and all of ALIC’s PPO members who were eligible participated in HMOs or PPOs that are accredited by the NCQA.

The Company’s provider selection and credentialing/re-credentialing policies and procedures are consistent with NCQA and URAC, as well as state and federal, requirements. In addition, the Company is certified under the NCQA Credentials Verification Organization (“CVO”) certification program for all certification options and has URAC CVO accreditation.

Quality assessment programs for contracted providers who participate in the Company’s networks begin with the initial review of health care practitioners. Practitioners’ licenses and education are verified, and their work history is collected by the Company or in some cases by the practitioner’s affiliated group or organization. The Company generally requires participating hospitals to be certified by CMS or accredited by the Joint Commission, the American Osteopathic Association, or Det Norske Veritas Healthcare.

The Company also offers quality and outcome measurement programs, quality improvement programs, and health care data analysis systems to providers and purchasers of health care services.

Health Care Benefits Information Systems

The Health Care Benefits segment currently operates and supports an end to end suite of information technology platforms to support member engagement, enrollment, health benefit administration, care management, service operations, financial reporting and analytics.  The multiple platforms are supported by an integration layer to facilitate the transfer of real-time data. There is continued focus and investment in digital products to offer innovative solutions and a seamless experience to the Company’s members through mobile and web channels. Capabilities available to members include digital wallet, provider search, cost transparency and behavioral monitoring. The Health Care Benefits segment care management solution supports the Company’s clinicians with data and recommendations. The Company continues to scale its clinical platform and its local personalized care model. The Company aims to build an integrated 360 degree view of the member to ensure that it can guide them through their healthcare journey and provide them a high level of service. Through its analytics platform the Company is beginning to harness the power of data to help drive healthier outcomes and proactive care and enable consumers to take the next best action for their health.

Health Care Benefits Customers

Medical membership is dispersed throughout the United States, and the Company also serves medical members in certain countries outside the United States. The Company offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, many of which are available nationwide. Depending on the product, the Company markets to a range of customers including employer groups, individuals, college students, part-time and hourly workers, health plans, providers, governmental units, government-sponsored plans, labor groups and expatriates.

The following table presents total medical membership by United States and other geographic region and funding arrangement at December 31, 2018:

In thousands	Insured	ASC	Total
Northeast	1,961	3,232	5,193
Southeast	1,752	2,886	4,638
Mid-America	1,632	2,530	4,162
West	1,618	4,510	6,128
Other	587	1,393	1,980
Total medical membership	7,550	14,551	22,101

For additional information on medical membership, see the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Health Care Benefits Segment” in Exhibit 99.2 of CVS Health’s Current Report on Form 8-K filed with the SEC on August 8, 2019, which section is incorporated by reference herein.

The Company markets both Commercial Insured and ASC products and services primarily to employers that sponsor the Company’s products for the benefit of their employees and their employees’ dependents. Frequently, larger employers offer employees a choice among coverage options, from which the employee makes his or her selection during a designated annual open enrollment period. Typically, employers pay all of the monthly premiums to the Company and, through payroll deductions, obtain reimbursement from employees for a percentage of the premiums that is determined by each employer. Some Health Care Benefits products are sold directly to employees of employer groups on a fully employee-funded basis. In some cases, the Company bills the covered individual directly.

The Company offers Insured Medicare coverage on an individual basis as well as through employer groups to their retirees. Medicaid and CHIP members are enrolled on an individual basis. The Company also offers Insured health care coverage to members who are dually-eligible for both Medicare and Medicaid.

Health Care Benefits products are sold through the Company’s sales personnel; through independent brokers, agents and consultants who assist in the production and servicing of business; and Private Exchanges. For large plan sponsors, independent consultants and brokers are frequently involved in employer health plan selection decisions and sales. In some instances, the Company may pay commissions, fees and other amounts to brokers, agents, consultants and sales representatives who place business with the Company. In certain cases, the customer pays the broker for services rendered, and the Company may facilitate that arrangement by collecting the funds from the customer and transmitting them to the broker. The Company supports marketing and sales efforts with an advertising program that may include television, radio, billboards, print media and social media, supplemented by market research and direct marketing efforts.

The United States federal government is a significant customer of the Health Care Benefits segment through contracts with CMS for coverage of Medicare-eligible individuals, federal employee-related benefit programs and Medicaid products and services. Other than the contracts with CMS, the Health Care Benefits segment is not dependent upon a single customer or a few customers the loss of which would have a significant effect on the earnings of the segment. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the earnings of the Health Care Benefits segment. For additional information, see Note 17 ‘‘Segment Reporting’’ contained in the “Notes to Consolidated Financial Statements” in Exhibit 99.2 of CVS Health’s Current Report on Form 8-K filed with the SEC on August 8, 2019, which is incorporated by reference herein.

Health Care Benefits Pricing

For Commercial Insured plans, contracts containing the pricing and other terms of the relationship are generally established in advance of the policy period and typically have a duration of one year. Fees under ASC plans are generally fixed for a period of one year.

Generally, a fixed premium rate is determined at the beginning of the policy period for Commercial Insured plans. The Company typically cannot recover unanticipated increases in health care and other benefit costs in the current policy period; however, it may consider prior experience for a product in the aggregate or for a specific customer, among other factors, in determining premium rates for future policy periods. Where required by state laws, premium rates are filed and approved by state regulators prior to contract inception. Future results of operations could be adversely affected if the premium rates requested are not approved or are adjusted downward or their approval is delayed by state or federal regulators.

The Company has Medicare Advantage and PDP contracts with CMS to provide HMO, PPO and prescription drug coverage to Medicare beneficiaries in certain geographic areas. Under these annual contracts, CMS pays the Company a fixed capitation payment and/or a portion of the premium, both of which are based on membership and adjusted for demographic and health risk factors. CMS also considers inflation, changes in utilization patterns and average per capita fee-for-service Medicare costs in the calculation of the fixed capitation payment or premium. PDP contracts also provide a risk-sharing arrangement with CMS to limit the Company’s exposure to unfavorable expenses or benefit from favorable expenses. Amounts payable to the Company under the Medicare arrangements are subject to annual revision by CMS, and the Company elects to participate in each Medicare service area or region on an annual basis. Premiums paid to the Company for Medicare products are subject to federal government reviews and audits, which can result, and have resulted, in retroactive and prospective premium adjustments and refunds to the government and/or members. In addition to payments received from CMS, some of Medicare Advantage products and all PDP products require a supplemental premium to be paid by the member or sponsoring employer. In some cases these supplemental premiums are adjusted based on the member’s income and asset levels. Compared to Commercial Medical products, Medicare contracts generate higher per member per month revenues and health care and other benefit costs.

The Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (collectively, the “ACA”) ties a portion of each Medicare Advantage plan’s reimbursement to the plan’s “star ratings.” Since 2015, plans must have a star rating of four or higher (out of five) to qualify for a quality bonus in their basic premium rates. CMS released 2019 star ratings in October 2018. The 2019 star ratings will be used to determine which Medicare Advantage plans have ratings of four stars or higher and qualify for bonus payments in 2020. Based on membership at December 31, 2018, 79% of the Company’s Medicare Advantage members were in plans with 2019 star ratings of at least 4.0 stars.

Rates for Medicare Supplement products are regulated at the state level and vary by state and plan.

Under Insured Medicaid contracts, state government agencies pay the Company fixed monthly rates per member that vary by state, line of business and demographics; and the Company arranges, pays for and manages the health care services provided to Medicaid beneficiaries. These rates are subject to change by each state, and, in some instances, provide for adjustment for health risk factors. CMS requires these rates to be actuarially sound. The Company also receives fees from customers where it provides services under ASC Medicaid contracts. ASC Medicaid contracts generally are for periods of more than one year, and certain of them contain performance incentives and limited financial risk sharing with respect to certain medical, financial and operational metrics. Under these arrangements, performance is evaluated annually, with associated financial incentive opportunities, and financial risk share obligations are typically limited to a percentage of the fees otherwise payable to the Company. Payments to the Company under Medicaid contracts are subject to the annual appropriation process in the applicable state.

Under Duals contracts, the rate setting process is generally established by CMS in partnership with the state government agency participating in the demonstration project. Both CMS and the state government agency may seek premium and other refunds under certain circumstances, including if the Company fails to comply with CMS regulations or other contractual requirements.

The Company offers HMO and consumer-directed medical and dental plans to federal employees under the Federal Employees Health Benefits (“FEHB”) Program and the Federal Employees Dental and Vision Insurance Program. Premium rates and fees for those plans are subject to federal government review and audit, which can result, and have resulted, in retroactive and prospective premium and fee adjustments and refunds to the government and/or members.

Beginning in 2014, the ACA imposed significant new industry-wide fees, assessments and taxes, including an annual levy called the Health Insurer Fee (the “HIF”). In December 2015, the Consolidated Appropriation Act was enacted, which included a one year suspension of the HIF for 2017. In January 2018, the HIF was suspended for 2019. For additional information on the ACA fees, assessments and taxes, see Note 1 ‘‘Significant Accounting Policies’’ contained in the “Notes to Consolidated Financial Statements” in Exhibit 99.2 of CVS Health’s Current Report on Form 8-K filed with the SEC on August 8, 2019, which is incorporated by reference herein. The Company’s goal is to collect in premiums and fees where possible, or solve for all of these ACA-related fees, assessments and taxes.

Health Care Benefits Seasonality

For periods prior to the Aetna Acquisition, the Health Care Benefits segment consisted solely of the Company’s SilverScript PDP business. The quarterly earnings and operating cash flows are impacted by the Medicare Part D benefit design and changes in the composition of PDP membership. The Medicare Part D standard benefit design results in coverage that varies with a member’s cumulative annual out-of-pocket costs. The benefit design generally results in employers or other entities that sponsor the Company’s products (“plan sponsors”) sharing a greater portion of the responsibility for total prescription drug costs in the early part of the year. As a result, the PDP pay percentage or benefit ratio generally decreases and operating income generally increases as the year progresses. For periods subsequent to the Aetna Acquisition, the Health Care Benefits segment’s quarterly operating income progression is also impacted by (i) the seasonality of benefit costs which generally increase during the year as Insured members progress through their annual deductibles and out-of-pocket expense limits and (ii) the seasonality of operating expenses which are generally the highest during the fourth quarter due to increased marketing spending associated with Medicare annual enrollment.

Health Care Benefits Competition

The health care benefits industry is highly competitive, primarily due to a large number of for-profit and not-for-profit competitors, competitors’ marketing and pricing and a proliferation of competing products, including new products that are continually being introduced into the marketplace. New entrants into the marketplace, as well as consolidation within the industry, have contributed to and are expected to intensify the competitive environment. In addition, the rapid pace of change as the industry evolves towards a consumer-focused retail marketplace, including Public and Private Exchanges, and the increased use of technology to interact with members, providers and customers, increase the risks currently faced from new entrants and disruptive actions by existing competitors compared to prior periods. References to competitors and other companies throughout this Exhibit 99.1 of CVS Health’s Current Report on Form 8-K, including the information incorporated by reference herein, are for illustrative or comparison purposes only and do not indicate that these companies are the Company’s or any segment’s only competitors or closest competitors.

The Company believes that the significant factors that distinguish competing health plans include the perceived overall quality (including accreditation status), quality of service, comprehensiveness of coverage, cost (including premium rates, provider discounts and member out-of-pocket costs), product design, financial stability and ratings, breadth and quality of provider networks, ability to offer different provider network options, providers available in such networks, and quality of member support and care management programs. The Company believes that it is competitive on each of these factors. The Company’s ability to increase the number of persons covered by its health plans or to increase Health Care Benefits segment revenues is affected by its ability to differentiate itself from its competitors on these factors. Competition may also affect the availability of services from health care providers, including primary care physicians, specialists and hospitals.

Insured products compete with local and regional health care benefits plans, health care benefits and other plans sponsored by other large commercial health care benefit insurance companies, health system owned health plans, new entrants into the marketplace and numerous for-profit and not-for-profit organizations operating under licenses from the Blue Cross and Blue Shield Association. The largest competitor in Medicare products is Original Medicare. Additional Health Care Benefits segment competitors include other types of medical and dental provider organizations, various specialty service providers (including PBM services providers), health care consultants, financial services companies, integrated health care delivery organizations (networks of providers who also coordinate administrative services for and assume insurance risk of their members), third party administrators (“TPAs”), HIT companies and, for certain plans, programs sponsored by the federal or state governments. Emerging competitors include start up health care benefits plans, technology companies, provider-owned health plans, new joint ventures (including not-for-profit joint ventures among firms from multiple industries), technology firms, financial services firms that are distributing competing products on their proprietary Private Exchanges, and consulting firms that are distributing competing products on their proprietary Private Exchanges, as well as non-traditional distributors such as retail companies. The Company’s ability to increase the number of persons enrolled in Insured Commercial Medical products also is affected by the desire and ability of employers to self-fund their health coverage.

The Health Care Benefits segment’s ASC plans compete primarily with other large commercial health care benefit companies, numerous for-profit and not-for-profit organizations operating under licenses from the Blue Cross and Blue Shield Association and TPAs.

The Health Care Benefits segment’s international products compete with local, global and United States based health plans and commercial health care benefit insurance companies, many of whom have a longer operating history and better brand recognition and greater marketplace presence in one or more geographies.

The provider solutions and HIT marketplaces and products are evolving rapidly. The Company competes for provider solutions and HIT business with other large health plans and commercial health care benefit insurance companies as well as information technology companies and companies that specialize in provider solutions and HIT. Many information technology product competitors have longer operating histories, better brand recognition, greater marketplace presence and more experience in developing innovative products.

In addition to competitive pressures affecting the Company’s ability to obtain new customers or retain existing customers, the Health Care Benefits segment’s medical membership has been and may continue to be adversely affected by adverse and/or uncertain economic conditions and reductions in workforce by existing customers due to adverse and/or uncertain general economic conditions, especially in the United States and industries where such membership is concentrated.

Health Care Benefits Reinsurance

The Company currently has several reinsurance agreements with non-affiliated insurers that relate to Health Care Benefits insurance policies. The Company entered into these contracts to reduce the risk of catastrophic losses which in turn reduces capital and surplus requirements. The Company frequently evaluates reinsurance opportunities and refines its reinsurance and risk management strategies on a regular basis.

Corporate/Other Segment

The Company presents the remainder of its financial results in the Corporate/Other segment, which consists of:

•
Management and administrative expenses to support the overall operations of the Company, which include certain aspects of executive management and the corporate relations, legal, compliance, human resources, information technology and finance departments and acquisition-related transaction and integration costs; and

•	Products for which the Company no longer solicits or accepts new customers such as large case pensions and long-term care insurance products.

Generic Sourcing Venture

The Company and Cardinal Health, Inc. (“Cardinal”) each have a 50% ownership in Red Oak Sourcing, LLC (“Red Oak”), a generic pharmaceutical sourcing entity. Under this arrangement, the Company and Cardinal contributed their sourcing and supply chain expertise to Red Oak and agreed to source and negotiate generic pharmaceutical supply contracts for both companies through Red Oak. Red Oak does not own or hold inventory on behalf of either company.

Working Capital Practices

The Company funds the growth of its businesses through a combination of cash flow from operations, commercial paper and other short-term borrowings, proceeds from sale-leaseback transactions and long-term borrowings. For additional information on the Company’s working capital practices, see the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in Exhibit 99.2 of CVS Health’s Current Report on Form 8-K filed with the SEC on August 8, 2019, which section is incorporated by reference herein. The majority of the Retail/LTC segment non-pharmacy revenues are paid in cash, or with debit or credit cards. Managed care organizations, pharmacy benefit managers, government funded health care programs, commercial employers and other third party insurance programs, which represent the vast majority of the Company’s consolidated pharmacy revenues, typically settle in less than 30 days. The remainder of the Company’s consolidated pharmacy revenues are paid in cash, or with debit or credit cards. Employer groups, individuals, college students, part-time and hourly workers, health plans, providers, governmental units, government-sponsored plans (with the exception of Medicare Part D services, which are described below), labor groups and expatriates, typically settle in less than 30 days. As a provider of Medicare Part D services, the Company contracts annually with CMS. Utilization of services each plan year results in the accumulation of either a receivable from or a payable to CMS. The timing of settlement of the receivable or payable with CMS takes several quarters which impacts working capital from year to year.

Colleague Development

As of December 31, 2018, the Company employed approximately 295,000 colleagues in 50 states, the District of Columbia, Puerto Rico and a number of countries outside the United States. To deliver the highest levels of service to customers, the Company devotes considerable time and attention to its people and service standards. The Company emphasizes attracting and training knowledgeable, friendly and helpful associates to work in the organization.

Intellectual Property

The Company has registered and/or applied to register a variety of trademarks and service marks used throughout its businesses, as well as domain names, and relies on a combination of copyright, patent, trademark and trade secret laws, in addition to contractual restrictions, to establish and protect the Company’s proprietary rights. The Company regards its intellectual property as having significant value in the Pharmacy Services, Retail/LTC and Health Care Benefits segments. The Company is not aware of any facts that could materially impact the continuing use of any of its intellectual property.

Government Regulation

Overview

The Company’s operations are subject to comprehensive federal, state and local laws and regulations and comparable multiple levels of international regulation in the jurisdictions in which it does business. There also continues to be a heightened level of review and/or audit by federal, state and international regulators of the health and related benefits industry’s business and reporting practices. In addition, many of the Company’s PBM clients and the Company’s payors in the Retail/LTC Segment, including insurers, Medicare Part D plans, Managed Medicaid plans and managed care organizations (“MCOs”), are themselves subject to extensive regulations that affect the design and implementation of prescription drug benefit plans that they sponsor. Similarly, the Company’s LTC clients, such as skilled nursing facilities, are subject to government regulations, including many of the same government regulations to which the Company is subject.

The laws and rules governing the Company’s businesses and interpretations of those laws and rules continue to expand and become more restrictive each year and are subject to frequent change. The application of these complex legal and regulatory requirements to the detailed operation of the Company’s businesses creates areas of uncertainty. Further, there are numerous proposed health care laws and regulations at the federal, state and international levels, some of which could adversely affect the Company’s businesses if they are enacted. The Company cannot predict whether pending or future federal or state legislation or court proceedings, including future United States Congressional appropriations, will change various aspects of the industries in which it operates or the health care industry generally or the impact those changes will have on the Company’s businesses, results of operations and/or cash flows, but the effects could be materially adverse. Any failure or alleged failure to comply with applicable laws and regulations as summarized below, or any adverse applications or interpretations of, or changes in, the laws and regulations affecting the Company and/or its businesses, could have a material adverse effect on the Company’s results of operations, financial condition and/or cash flows. See Item 3, “Legal Proceedings” for further information.

The Company cannot give any assurances that its businesses, financial condition, results of operations and/or cash flows will not be materially adversely affected, or that it will not be required to materially change its business practices, based on: (i) future enactment of new health care or other laws or regulations; (ii) the interpretation or application of existing laws or regulations, including the laws and regulations described in this Government Regulation section, as they may relate to one or more of the Company’s businesses, one or more of the industries in which it operates and/or the health care industry generally; (iii) pending or future federal or state governmental investigations of one or more of the Company’s businesses, one or more of the industries in which it operates and/or the health care industry generally; (iv) pending or future government audits, investigations or enforcement actions against the Company; (v) adverse developments in any pending qui tam lawsuit against the Company, whether sealed or unsealed, or in any future qui tam lawsuit that may be filed against the Company; or (vi) adverse developments in other pending or future legal proceedings against the Company or affecting one or more of the industries in which it operates and/or the health care industry generally.

Laws and Regulations Related to Multiple Segments of the Company’s Business

Laws Related to Reimbursement by Government Programs - The Company is subject to various federal and state laws concerning its submission of claims for reimbursement by Medicare, Medicaid and other federal and state government-sponsored health care programs. Potential sanctions for violating these laws include recoupment or reduction of government reimbursement amounts, civil penalties, treble damages, and exclusion from participation in government health care programs. Such laws include the federal False Claims Act (the “False Claims Act”), the federal anti-kickback statute, state false claims acts and anti-kickback statutes in most states, the federal “Stark Law” and related state laws. In particular, the False Claims Act prohibits intentionally submitting, conspiring to submit, or causing to be submitted, false claims, records, or statements to the federal government, or intentionally failing to return overpayments, in connection with reimbursement by federal government programs. In addition, any claim for government reimbursement also violates the False Claims Act where it results from a violation of the federal anti-kickback statute.

Both federal and state false claims laws permit private individuals to file qui tam or “whistleblower” lawsuits on behalf of the federal or state government. Participants in the health and related benefits industry, including the Company, frequently are subject to actions under the False Claims Act or similar state laws. The federal Stark Law generally prohibits physicians from referring Medicare or Medicaid beneficiaries for certain services, including outpatient prescription drugs, to any entity with which the physician, or an immediate family member of the physician, has a financial relationship. The Stark Law further prohibits the entity receiving a prohibited referral from presenting a claim for reimbursement by Medicare or Medicaid for services furnished pursuant to the prohibited referral. Various states have enacted similar laws.

The ACA - The ACA made broad-based changes to the United States health care system. If the ACA is not further amended, repealed or replaced, certain of its components will continue to be phased in until 2022. While the Company anticipates continued efforts in 2019 and beyond to invalidate, modify, repeal or replace the ACA, the Company expects aspects of the ACA to continue to significantly impact its business operations and results of operations, including pricing, medical benefit ratios (“MBRs”) and the geographies in which the Company’s products are available.

While most of the significant aspects of the ACA became effective during or prior to 2014, parts of the ACA continue to evolve through the promulgation of executive orders, regulations and guidance as well as ongoing litigation. Additional changes to the ACA and those regulations and guidance at the federal and/or state level are likely, and those changes are likely to be significant. Growing federal and state budgetary pressures make it more likely that any changes, including changes at the state level in response to changes to, or invalidation, repeal or replacement of, the ACA and/or changes in the funding levels and/or payment mechanisms of federally supported benefit programs, will be adverse to us. For example, if any elements of the ACA are invalidated or repealed at the federal level, the Company expects that some states would seek to enact similar requirements, such as prohibiting pre-existing condition exclusions, prohibiting rescission of insurance coverage, requiring coverage for dependents up to age 26, requiring guaranteed renewability of insurance coverage and prohibiting lifetime limits on insurance coverage.

The expansion of health care coverage contemplated by the ACA is being funded in part by reductions to the reimbursements the Company and other health plans are paid by the federal government for Medicare members, among other sources. While not all-inclusive, the following are some of the key provisions of the ACA (assuming it continues to be implemented in its current form) that become effective on or after January 1, 2019. The Company continues to evaluate these provisions and the related regulations and regulatory guidance to determine the impact that they will have on its business operations and results of operations:

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The imposition on the Company and other health insurers, health plans and other market participants of significant fees, assessments and taxes, including an annual non-tax deductible industry-wide HIF that was $14.3 billion for 2018 and has been suspended for 2019. As currently enacted, the HIF will apply for 2020, be higher for 2020 than for 2018 and increase in 2021 and annually thereafter.

•	A non-tax deductible 40% excise tax on employer-sponsored health care benefits above a certain threshold beginning in 2022.

•	Reduced funding for Medicaid expansion, which began in 2017.

The ACA also specifies minimum medical loss ratios (“MLRs”) for Commercial and Medicare Insured products, specifies features required to be included in Commercial benefit designs, limits Commercial individual and small group rating and pricing practices, encourages additional competition (including potential incentives for new market entrants) and significantly increases federal and state oversight of health plans, including regulations and processes that could delay or limit the Company’s ability to appropriately increase its health plan premium rates. This in turn could adversely affect the Company’s ability to continue to participate in certain product lines and/or geographies that it serves today.

Potential repeal of the ACA, ongoing legislative, regulatory and administrative policy changes to the ACA, the results of congressional and state level elections, the December 2018 U.S. District Court decision invalidating the ACA and other pending litigation challenging aspects of the law or funding for the law and federal budget negotiations continue to create uncertainty about the ultimate impact of the ACA. The pending litigation challenging the ACA includes challenges by various states of the federal government’s decision to curtail payments related to the Cost-Sharing Subsidy Program. The time frame for conclusion and final outcome and ultimate impact of this litigation are uncertain. Given the inherent difficulty of foreseeing the nature and scope of future changes to the ACA and how states, businesses and individuals will respond to those changes, the Company cannot predict the impact on it of future changes to the ACA. It is reasonably possible that invalidation, repeal or replacement of or other changes to the ACA and/or states’ responses to such changes, in the aggregate, could have a significant adverse effect on the Company’s businesses, results of operations and cash flows.

Medicare Regulation - The Company’s Medicare Advantage products compete directly with Original Medicare and Medicare Advantage products offered by other Medicare Advantage organizations and Medicare Supplement products offered by other insurers. The Company’s Medicare PDP and Medicare Supplement products are products that Medicare beneficiaries who are enrolled in Original Medicare purchase to enhance their Original Medicare coverage.

The Company continues to expand the number of counties in which it offers Medicare products. The Company expects to further expand its Medicare service area and products in 2019 and is seeking to substantially grow its Medicare membership, revenue and results of operations over the next several years, including through growth in Medicare Supplement products. The anticipated organic expansion of the Medicare service area and Medicare products offered and the Medicare-related provisions of the ACA significantly increase the Company’s exposure to funding and regulation of, and changes in government policy with respect to and/or funding or regulation of, the various Medicare programs in which the Company participates, including changes in the amounts payable to us under those programs and/or new reforms or surcharges on existing programs. For example, since the 2014 contract year, the ACA has required minimum MLRs for Medicare Advantage and Medicare Part D plans of 85%. If a Medicare Advantage or Medicare Part D contract pays minimum MLR rebates for three consecutive years, it will become ineligible to enroll new members. If a Medicare Advantage contract pays rebates for five consecutive years, it will be terminated by CMS.

The Company’s Medicare Advantage and PDP products are heavily regulated by CMS. The regulations and contractual requirements applicable to the Company and other private participants in Medicare programs are complex, expensive to comply with and subject to change. For example, in the second quarter of 2014, CMS issued a final rule implementing the ACA requirements that Medicare Advantage and PDP plans report and refund to CMS overpayments that those plans receive from CMS. The precise interpretation, impact and legality of this rule are not clear and are subject to pending litigation. Payments the Company receives from CMS for its Medicare Advantage and Part D businesses also are subject to risk adjustment based on the health status of the individuals enrolled. Elements of that risk adjustment mechanism continue to be challenged by the DOJ, the Office of Inspector General (“OIG”) and CMS itself. Substantial changes in the risk adjustment mechanism, including changes that result from enforcement or audit actions, could materially affect the fairness of the Company’s Medicare reimbursement, require the Company to raise prices or reduce the benefits offered to Medicare beneficiaries, and potentially limit the Company’s (and the industry’s) participation in the Medicare program.

The Company has invested significant resources to comply with Medicare standards, and its Medicare compliance efforts will continue to require significant resources. CMS may seek premium and other refunds, prohibit the Company from continuing to market and/or enroll members in or refuse to passively enroll members in one or more of the Company’s Medicare or Medicare-Medicaid demonstration (historically known as “dual eligible”) plans, exclude us from participating in one or more Medicare, dual eligible or dual eligible special needs plan programs and/or institute other sanctions and/or civil monetary penalties against the Company if it fails to comply with CMS regulations or its Medicare contractual requirements. The Company’s Medicare Supplement products are regulated at the state level.

CMS regularly audits the Company’s performance to determine its compliance with CMS’s regulations and its contracts with CMS and to assess the quality of services it provides to Medicare Advantage and PDP beneficiaries. For example, CMS currently conducts risk adjustment data validation (“RADV”) audits of a subset of Medicare Advantage contracts for each contract year. Since 2013, CMS has selected certain of the Company’s Medicare Advantage contracts for various years for RADV audit. The OIG also is auditing the Company’s risk adjustment data and that of other companies, and the Company expects CMS and the OIG to continue auditing risk adjustment data. The Company also has received Civil Investigative Demands (“CIDs”) from, and provided documents and information to, the Civil Division of the DOJ in connection with a current investigation of its patient chart review processes in connection with risk adjustment data submissions under Parts C and D of the Medicare program.

On October 26, 2018, CMS issued proposed rules related to, among other things, changes to the RADV audit methodology established by CMS in 2012, CMS projects that the changes to the RADV audit methodology would increase its recoveries from Medicare Advantage plans as a result of RADV audits. CMS has requested comments on the proposed rules, including whether the proposed RADV rule change should apply retroactively to audits of Medicare Advantage plans for contract year 2011 and forward. The Company is evaluating the potential adverse effect, which could be material, on the Company’s results of operations, financial condition, and cash flows if the proposed RADV rule change were adopted as proposed. CMS also has announced its intent to use third party auditors to attain its ultimate goal of subjecting all Medicare Advantage contracts to either a comprehensive or a targeted RADV audit for each contract year.

A portion of each Medicare Advantage plan’s reimbursement is tied to the plan’s “star ratings.” The star rating system considers a variety of measures adopted by CMS, including quality of preventative services, chronic illness management, compliance and overall customer satisfaction. Only Medicare Advantage plans with an overall star rating of four or more stars (out of five stars) are eligible for a quality bonus in their basic premium rates. As a result, the Company’s Medicare Advantage plans’ results of operations in 2019 and going forward will be significantly affected by their star ratings. The Company’s star ratings and past performance scores are adversely affected by the compliance issues that arise each year in its Medicare operations. CMS released the Company’s 2019 star ratings in October 2018. The Company’s 2019 star ratings will be used to determine which of its Medicare Advantage plans have ratings of four stars or higher and qualify for bonus payments in 2020. Based on the Company’s membership at December 31, 2018, 79% of its Medicare Advantage members were in plans with 2019 star ratings of at least 4.0 stars. CMS will release updated stars ratings in October 2019 that will be used to determine which Medicare Advantage plans have ratings of four stars or higher and qualify for bonus payments in 2021. CMS also gives PDPs star ratings which affect PDP’s enrollment and result in contract termination if the PDP is rated less than three stars for three consecutive years. CMS continues to revise its star ratings system to make it harder to achieve four stars or more. Despite the Company’s success in maintaining high star ratings and other quality measures for 2019 and the continuation of its improvement efforts, there can be no assurances that it will be successful in maintaining or improving its star ratings in future years. Accordingly, the Company’s Medicare Advantage plans may not be eligible for full level quality bonuses, which could adversely affect the benefits such plans can offer, reduce membership and/or reduce profit margins.

Overall, the Company projects the benchmark payment rates in CMS’s April 2018 final notice detailing final Medicare Advantage benchmark payment rates for 2019 (the “Final Notice”) will increase funding for the Company’s Medicare Advantage business, excluding the impact of coding trend, by approximately 2.5 percent in 2019 compared to 2018. This 2019 rate increase only partially offsets the challenge the Company faces from the impact of the increasing cost of medical care (including prescription medications) and CMS local and national coverage decisions that require the Company to pay for services and supplies that are not factored into the Company’s bids. The federal government may seek to impose restrictions on the configuration of pharmacy or other provider networks for Medicare Advantage and/or PDP plans, or otherwise restrict the ability of these plans to alter benefits, negotiate prices or establish other terms to improve affordability or maintain viability of products. The Company currently believes that the payments received and will receive in the near term are adequate to justify the Company’s continued participation in the Medicare Advantage and PDP programs, although there are economic and political pressures to continue to reduce spending on the program, and this outlook could change.

Going forward, the Company expects CMS, the OIG, the DOJ, other federal agencies and the United States Congress to continue to scrutinize closely each component of the Medicare program (including Medicare Advantage, PDP, demonstration projects such as Medicare-Medicaid plans and provider network access and adequacy), modify the terms and requirements of the program and possibly seek to recast or limit private insurers’ role. It is not possible to predict the outcome of this Congressional or regulatory activity, any of which could adversely affect the Company.

Anti-Remuneration Laws - Federal law prohibits, among other things, an entity from knowingly and willfully offering, paying, soliciting or receiving, subject to certain exceptions and “safe harbors,” any remuneration to induce the referral of individuals or the purchase, lease or order of items or services for which payment may be made under Medicare, Medicaid or certain other federal and state health care programs. A number of states have similar laws, some of which are not limited to services paid for with government funds. Sanctions for violating these federal and state anti-remuneration laws may include imprisonment, criminal and civil fines, and exclusion from participation in Medicare, Medicaid and other federal and state government-sponsored health care programs. Companies involved in public health care programs such as Medicare and/or Medicaid are required to maintain compliance programs to detect and deter fraud, waste and abuse, and are often the subject of fraud, waste and abuse investigations and audits. The Company has invested significant resources to comply with Medicare and Medicaid program standards. Ongoing vigorous law enforcement and the highly technical regulatory scheme mean that the Company’s compliance efforts in this area will continue to require significant resources.

Antitrust and Unfair Competition - The Federal Trade Commission (“FTC”) investigates and prosecutes practices that are “unfair trade practices” or “unfair methods of competition.” Numerous lawsuits have been filed throughout the United States against pharmaceutical manufacturers, retail pharmacies and/or PBMs under various federal and state antitrust and unfair competition laws challenging, among other things: (i) brand name drug pricing and rebate practices of pharmaceutical manufacturers, (ii) the maintenance of retail or specialty pharmacy networks by PBMs, and (iii) various other business practices of PBMs and retail pharmacies. To the extent that the Company appears to have actual or potential market power in a relevant market or CVS Pharmacy, CVS Specialty or MinuteClinic plays a unique or expanded role in a PBM or Health Care Benefits segment product offering, the Company’s business arrangements and uses of confidential information may be subject to heightened scrutiny from an anti-competitive perspective and possible challenge by state or federal regulators or private parties.

Privacy and Confidentiality Requirements - Many of the Company’s activities involve the receipt, use and disclosure by the Company of personally identifiable information (“PII”) as permitted in accordance with applicable federal and state privacy and data security laws, which require organizations to provide appropriate privacy and security safeguards for such information. In addition to PII, the Company uses and discloses de-identified data for analytical and other purposes when permitted. Additionally, there are industry standards for handling credit card data known as the Payment Card Industry Data Security Standard, which are a set of requirements designed to help ensure that entities that process, store or transmit credit card information maintain a secure environment. Certain states have incorporated these requirements into state laws or enacted other requirements relating to the use and/or disclosure of PII.

The federal Health Insurance Portability and Accountability Act of 1996 and the regulations issued thereunder (collectively, “HIPAA”), as further modified by the American Recovery and Reinvestment Act of 2009 (“ARRA”) impose extensive requirements on the way in which health plans, health care providers, health care clearinghouses (known as “covered entities”) and their business associates use, disclose and safeguard protected health information (“PHI”). Further, ARRA requires us and other covered entities to report any breaches of PHI to impacted individuals and to the United States Department of Health and Human Services (“HHS”) and to notify the media in any states where 500 or more people are impacted by the unauthorized release or use of or access to PHI. Criminal penalties and civil sanctions may be imposed for failing to comply with HIPAA standards. The Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”), enacted as part of ARRA, amended HIPAA to impose additional restrictions on third-party funded communications using PHI and the receipt of remuneration in exchange for PHI. The HITECH Act also extended HIPAA privacy and security requirements and penalties directly to business associates. HHS has begun to audit health plans, providers and other parties to enforce HIPAA compliance, including with respect to data security.

In addition to HIPAA, state health privacy laws apply to the extent they are more protective of individual privacy than is HIPAA, including laws that place stricter controls on the release of information relating to specific diseases or conditions and requirements to notify members of unauthorized release or use of or access to PHI. States also have adopted regulations to implement provisions of the Financial Modernization Act of 1999 (also known as the Gramm-Leach-Bliley Act (“GLBA”)) which generally require insurers, including health insurers, to provide customers with notice regarding how their non-public personal health and financial information is used and the opportunity to “opt out” of certain disclosures before the insurer shares such information with a non-affiliated third party. Like HIPAA, GLBA sets a “floor” standard, allowing states to adopt more stringent requirements governing privacy protection. Complying with additional state requirements requires us to make additional investments beyond those the Company has made to comply with HIPAA and GLBA.

The Cybersecurity Information Sharing Act of 2015 encourages organizations to share cyber threat indicators with the federal government and, among other things, directs HHS to develop a set of voluntary cybersecurity best practices for organizations in the health care industry. In addition, states have begun to enact more comprehensive privacy laws and regulations addressing consumer rights to data protection or transparency. States also are starting to issue regulations and proposed regulations specifically related to cybersecurity, such as the regulations issued by the New York Department of Financial Services. Complying with conflicting cybersecurity regulations, which may differ from state to state, requires significant resources. In addition, differing approaches to state privacy and/or cyber-security regulation and varying enforcement philosophies may materially and adversely affect the Company’s ability to standardize its products and services across state lines. Widely-reported large scale commercial data breaches in the United States and abroad increase the likelihood that additional data security legislation will be considered by additional states. These legislative and regulatory developments will impact the design and operation of the Company’s businesses, its privacy and security strategy and its web-based and mobile assets.

Finally, Public Exchanges are required to adhere to privacy and security standards with respect to PII, and to impose privacy and security standards that are at least as protective of PII as those the Public Exchange has implemented for itself or non-Public Exchange entities, which include insurers offering plans through the Public Exchanges and their designated downstream entities, including PBMs and other business associates. These standards may differ from, and be more stringent than, HIPAA.

Consumer Protection Laws - The federal government has many consumer protection laws, such as the Federal Trade Commission Act, the Federal Postal Service Act, the Consumer Product Safety Act and the FTC’s Telemarketing Sales Rule. Most states also have similar consumer protection laws. In addition, the federal government and most states have adopted laws and/or regulations requiring places of public accommodation, health care services and other goods and services to be accessible to people with disabilities. These consumer protection and accessibility laws and regulations have been the basis for investigations, lawsuits and multistate settlements relating to, among other matters, the marketing of loyalty programs, and health care products and services, pricing accuracy, expired front store products, financial incentives provided by drug manufacturers to pharmacies in connection with therapeutic interchange programs, disclosures related to how personal data is used and protected and the accessibility of goods and services to people with disabilities. As a result of the Company’s direct-to-consumer activities, including mobile and web-based solutions offered to members and to other consumers, the Company also is subject to federal and state regulations applicable to electronic communications and to other general consumer protection laws and regulations. For example, the California Consumer Privacy Act will become effective in 2020, and the Company expects additional federal and state regulation of consumer privacy protection to be enacted in 2019. The Company expects these new laws and regulations to impact the design of its products and services and the management and operation of its businesses and to increase its compliance costs.

Telemarketing and Other Outbound Contacts - Certain federal and state laws, such as the Telephone Consumer Protection Act, give the FTC, Federal Communications Commission and state attorneys general the ability to regulate, and bring enforcement actions relating to, telemarketing practices and certain automated outbound contacts such as phone calls, texts or emails. Under certain circumstances, these laws provide consumers with a private right of action. Violations of these laws could result in substantial statutory penalties and other sanctions.

Pharmacy and Professional Licensure and Regulation - The Company is subject to a variety of intersecting federal and state statutes and regulations that govern the wholesale distribution of drugs; operation of retail, specialty, infusion, LTC and mail order pharmacies; licensure of facilities and professionals, including pharmacists, technicians, nurses and other healthcare professionals; registration of facilities with the United States Drug Enforcement Administration (“DEA”) and analogous state agencies that regulate controlled substances; packaging, storing, shipping and tracking of pharmaceuticals; repackaging of drug products; labeling, medication guides and other consumer disclosures; interactions with prescribers and health care professionals; compounding of prescription medications; dispensing of controlled and non-controlled substances; counseling of patients; transfers of prescriptions; advertisement of prescription products and pharmacy services; security; inventory control; recordkeeping; reporting to Boards of Pharmacy, the United States Food and Drug Administration (“FDA”), the Consumer Product Safety Commission, the DEA and related state agencies; and other elements of pharmacy practice. Pharmacies are highly regulated and have contact with a wide variety of federal, state and local agencies, with various powers to investigate, inspect, audit or solicit information, including Boards of Pharmacy and Nursing, the DEA, the FDA, the United States Department of Justice, HHS and others. Many of these agencies have broad enforcement powers, conduct audits on a regular basis, can impose substantial fines and penalties, and may revoke the license, registration or program enrollment of a facility or professional.

State Insurance, HMO and Insurance Holding Company Regulation - A number of states regulate affiliated groups of insurers and HMOs such as the Company under holding company statutes. These laws may, among other things, require prior regulatory approval of dividends and material intercompany transfers of assets and transactions between the regulated companies and their affiliates, including their parent holding companies. The Company expects the states in which its insurance and HMO subsidiaries are licensed to continue to expand their regulation of the corporate governance and internal control activities of its insurance companies and HMOs. Changes to state insurance, HMO and/or insurance holding company laws or regulations or changes to the interpretation of those laws or regulations, including due to regulators’ increasing concerns regarding insurance company and/or HMO solvency due, among other things, to recent and expected payor insolvencies, could negatively affect the Company’s businesses in various ways, including through increases in solvency fund assessments, requirements that the Company hold greater levels of capital and/or delays in approving dividends from regulated subsidiaries.

PBM offerings of prescription drug coverage under certain risk arrangements may be subject to laws and regulations in various states. Such laws may require that the party at risk become licensed as an insurer, establish reserves or otherwise demonstrate financial viability. Laws that may apply in such cases include insurance laws and laws governing MCOs and limited prepaid health service plans.

The states of domicile of the Company’s regulated subsidiaries have statutory risk-based capital, or “RBC”, requirements for health and other insurance companies and HMOs based on the RBC Model Act. These RBC requirements are intended to assess the capital adequacy of life and health insurers and HMOs, taking into account the risk characteristics of a company’s investments and products. The RBC Model Act sets forth the formula for calculating RBC requirements, which are designed to take into account asset risks, insurance risks, interest rate risks and other relevant risks with respect to an individual company’s business. In general, under these laws, an insurance company or HMO must submit a report of its RBC level to the insurance department or insurance commissioner of its state of domicile for each calendar year. At December 31, 2018, the RBC level of each of the Company’s insurance and HMO subsidiaries was above the level that would require regulatory action.

For information regarding restrictions on certain payments of dividends or other distributions by the Company’s HMO and insurance company subsidiaries, see Note 12 ‘‘Shareholders’ Equity’’ contained in the “Notes to Consolidated Financial Statements” in the Exhibit 99.2 of CVS Health’s Current Report on Form 8-K filed with the SEC on August 8, 2019, which is incorporated by reference herein.

The holding company laws for the states of domicile of certain of the Company’s subsidiaries also restrict the ability of any person to obtain control of an insurance company or HMO without prior regulatory approval. Under those statutes, without such approval (or an exemption), no person may acquire any voting security of an insurance holding company (such as the Company’s parent company, CVS Health Corporation) that controls an insurance company or HMO, or merge with such a holding company, if as a result of such transaction such person would control the insurance holding company. Control is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

Certain states have laws that prohibit submitting a false claim or making a false record or statement in order to secure reimbursement from an insurance company. These state laws vary, and violation of them may lead to the imposition of civil or criminal penalties.

Government Agreements and Mandates - The Company and/or its various affiliates are subject to certain consent decrees, settlement and other agreements, corrective action plans and corporate integrity agreements with various federal, state and local authorities relating to such matters as privacy practices, controlled substances, PDPs, expired products, environmental and safety matters, marketing and advertising practices, PBM, LTC and other pharmacy operations and various other business practices. Certain of these agreements contain ongoing reporting, monitoring and/or other compliance requirements for the

Company. Failure to meet the Company’s obligations under these agreements could result in civil or criminal remedies, financial penalties, administrative remedies, and/or exclusion from participation in federal health care programs.

Environmental and Safety Regulation - The Company’s businesses are subject to various federal, state and local laws, regulations and other requirements pertaining to protection of the environment, public health and employee safety, including, for example, regulations governing the management of hazardous substances, the cleaning up of contaminated sites, and the maintenance of safe working conditions in the Company’s stores, distribution centers and other facilities. Governmental agencies at the federal, state and local levels continue to focus on the retail and health care sectors’ compliance with such laws and regulations, and have at times pursued enforcement activities. Any failure to comply with these regulations could result in fines or other sanctions by government authorities.

ERISA Regulation - The Employee Retirement Income Security Act of 1974 (“ERISA”), provides for comprehensive federal regulation of certain employee pension and benefit plans, including private employer and union sponsored health plans and certain other plans that contract with us to provide PBM services. In general, the Company assists plan sponsors in the administration of their health benefit plans, including the prescription drug benefit portion of those plans, in accordance with the plan designs adopted by the plan sponsors. In addition, the Company may have fiduciary duties where it has specifically contracted with a plan sponsor to accept limited fiduciary responsibility, such as for the adjudication of initial prescription drug benefit claims and/or the appeals of denied claims under a plan. In addition to its fiduciary provisions, ERISA imposes civil and criminal liability on service providers to health plans and certain other persons if certain forms of illegal remuneration are made or received. These provisions of ERISA are broadly written and their application to specific business practices is often uncertain.

Some of the Company’s health and related benefits and large case pensions products and services and related fees also are subject to potential issues raised by judicial interpretations relating to ERISA. Under those interpretations, together with United States Department of Labor (“DOL”) regulations, the Company may have ERISA fiduciary duties with respect to PBM members and/or certain general account assets held under contracts that are not guaranteed benefit policies. As a result, certain transactions related to those general account assets are subject to conflict of interest and other restrictions, and the Company must provide certain disclosures to policyholders annually. The Company must comply with these restrictions or face substantial penalties.

In addition, ERISA generally preempts all state and local laws that relate to employee benefit plans, but the extent of the pre-emption continues to be reviewed by courts.

Other Legislative Initiatives and Regulatory Initiatives - The United States federal and state governments, as well as governments in other countries where the Company does business, continue to enact and seriously consider many broad-based legislative and regulatory proposals that have had a material impact on or could materially impact various aspects of the health care and related benefits system and the Company’s businesses. For example:

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Under the Budget Control Act of 2011 and the American Taxpayer Relief Act of 2012 significant, automatic across-the-board budget cuts (known as sequestration) began in March 2013, including Medicare spending cuts of not more than 2% of total program costs per year through 2024. Significant uncertainty remains as to whether and how the United States Congress will proceed with actions that create additional federal revenue and/or with entitlement reform. The Company cannot predict future federal Medicare or federal or state Medicaid funding levels or the impact that future federal or state budget actions or entitlement program reform, if it occurs, will have on the Company’s businesses, operations or results of operations, but the effects could be materially adverse, particularly on the Company’s Medicare and/or Medicaid revenues, MBRs and results of operations.

•	The European Union’s (“EU’s”) General Data Protection Regulation (“GDPR”) began to apply across the EU during 2018.

•	Other significant legislative and/or regulatory measures which are or recently have been under consideration include the following:

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Elimination of the payment of manufacturer’s rebates on prescription drugs to PBMs, PDPs and Managed Medicaid organizations in connection with federally funded health care programs. In January 2019, HHS proposed regulations that would exclude such rebates from the safe harbor that currently is available for such payments under the federal anti-kickback statute.

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Imposing requirements and restrictions on the design and/or administration of pharmacy benefits plans offered by the Company’s and its clients’ health plans and/or its PBM clients and/or the services the Company provides to those clients, including restricting or eliminating the use of formularies for prescription drugs; restricting the Company’s ability to require members to obtain drugs through a home delivery or specialty pharmacy; restricting the Company’s ability to place certain specialty or other drugs in the higher cost tiers of its pharmacy formularies; restricting the Company’s ability to make changes to drug formularies and/or clinical programs; limiting or eliminating rebates on pharmaceuticals; requiring the use of up front purchase price discounts on pharmaceuticals in lieu of rebates; restricting the Company’s ability to configure its health plan and retail pharmacy networks; and restricting or eliminating the use of certain drug pricing methodologies.

•	Increased federal or state government regulation of, or involvement in, the pricing and/or purchasing of drugs.

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Restricting the Company’s ability to limit providers’ participation in its networks and/or remove providers from its networks by imposing network adequacy requirements or otherwise (including in its Medicare and Commercial Health Care Benefits products).

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Imposing assessments on (or to be collected by) health plans or health carriers, which may or may not be passed onto their customers. These assessments may include assessments for insolvency, the uninsured, uncompensated care, Medicaid funding or defraying health care provider medical malpractice insurance costs.

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Mandating coverage by the Company and its clients’ health plans for additional conditions and/or specified procedures, drugs or devices (for example, high cost pharmaceuticals, experimental pharmaceuticals and oral chemotherapy regimens).

•	Regulating electronic connectivity.

•	Mandating or regulating the disclosure of provider fee schedules and other data about the Company’s payments to providers.

•	Mandating or regulating disclosure of provider outcome and/or efficiency information.

•	Prescribing or limiting members’ financial responsibility for health care or other covered services they utilize.

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Assessing the medical device status of HIT products and/or solutions, mobile consumer wellness tools and clinical decision support tools, which may require compliance with FDA requirements in relation to some of these products, solutions and/or tools.

•	Imposing payment levels for services rendered to the Company’s members by providers who do not have contracts with the Company.

•	Restricting the ability of employers and/or health plans to establish or impose member financial responsibility.

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Amending or supplementing ERISA to impose greater requirements on PBMs, the administration of employer-funded benefit plans or limit the scope of current ERISA pre-emption, which would among other things expose us and other health plans to expanded liability for punitive and other extra-contractual damages and additional state regulation.

It is uncertain whether the Company can counter the potential adverse effects of such potential legislation or regulation on its results of operations or cash flows, including whether it can recoup, through higher premium rates, expanded membership or other measures, the increased costs of mandated coverage or benefits, assessments, fees, taxes or other increased costs, including the cost of modifying its systems to implement any enacted legislation or regulations.

The Company’s businesses also may be affected by other legislation and regulations. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Financial Reform Act”) creates incentives for whistleblowers to speak directly to the government rather than utilizing internal compliance programs and reduces the burden of proof under the Foreign Corrupt Practices Act of 1977 (the “FCPA”). There also are laws and regulations that set standards for the escheatment of funds to states.

Health savings accounts, health reimbursement arrangements and flexible spending accounts and certain of the tax, fee and subsidy provisions of the ACA also are regulated by the United States Department of the Treasury and the Internal Revenue Service.

The Company also may be adversely affected by court and regulatory decisions that expand or revise the interpretations of existing statutes and regulations or impose medical malpractice or bad faith liability. Federal and state courts continue to consider cases, and federal and state regulators continue to issue regulations and interpretations, addressing bad faith liability for denial of medical claims, the scope of ERISA’s fiduciary duty requirements, the scope of the False Claims Act and the pre-emptive effect of ERISA on state laws.

Contract Audits - The Company is subject to audits of many of its contracts, including its PBM client contracts, its PBM rebate contracts, its PBM network contracts, its contracts relating to Medicare Advantage, and/or Medicare Part D, the agreements the Company’s pharmacies enter into with other payors, its Medicaid contracts and its customer contracts. Because some of the Company’s contracts are with state or federal governments or with entities contracted with state or federal agencies, audits of these agreements are often regulated by the federal or state agencies responsible for administering federal or state benefits programs, including those which operate Medicaid fee for service plans, Managed Medicaid plans, Medicare Part D plans or Medicare Advantage organizations.

Federal Employee Health Benefits Program - The Company’s subsidiaries contract with the Office of Personnel Management (the “OPM”) to provide managed health care services under the FEHB program in their service areas. These contracts with the OPM and applicable government regulations establish premium rating arrangements for this program. OPM regulations require that community-rated FEHB plans meet a FEHB program-specific MLR by plan code and market. Managing to these rules is complicated by the simultaneous application of the minimum MLR standards and associated premium rebate requirements of the ACA. The Company also has a contractual arrangement with carriers for the FEHB program, such as the BlueCross BlueShield Association, to provide pharmacy services to federal employees, postal workers, annuitants, and their dependents under the Government-wide Service Benefit Plan, as authorized by the FEHB Act and as part of the FEHB program. Additionally, the Company manages certain FEHB plans on a “cost-plus” basis. These arrangements subject the Company to certain aspects of FEHB Act, and other federal regulations, such as the FEHB Acquisition Regulation, that otherwise would not be applicable to the Company. The OPM also is auditing the Company and its other contractors to, among other things, verify that plans meet their applicable FEHB program-specific MLR and the premiums established under the OPM’s Insured contracts and costs allocated pursuant to the OPM’s cost-based contracts are in compliance with the requirements of the applicable FEHB program. The OPM may seek premium refunds or institute other sanctions against the Company if it fails to comply with the FEHB program requirements.

Disease Management Services Regulation - The Company provides disease management programs to health plan and PBM plan members for complex medical conditions and arranges for those members to receive disease management programs for common medical conditions. State laws regulate the practice of medicine, the practice of pharmacy and the practice of nursing. Clinicians engaged in a professional practice in connection with the provision of disease management services must satisfy applicable state licensing requirements and must act within their scope of practice.

Third Party Administration and Other State Licensure Laws - Many states have licensure or registration laws governing certain types of administrative organizations, such as PPOs, TPAs and companies that provide utilization review services. Several states also have licensure or registration laws governing the organizations that provide or administer consumer card programs (also known as cash card or discount card programs).

International Regulation - The Company currently has insurance licenses in several foreign jurisdictions and does business directly or through local affiliations in numerous countries around the world. The Company is taking steps to be able to continue to serve customers in the European Economic Area following the United Kingdom’s pending exit from the EU (“Brexit”). However, the impact of Brexit on the Company’s international business and results of operations is uncertain.

The Company’s international operations are subject to different, and sometimes more stringent, legal and regulatory requirements, which vary widely by jurisdiction, including anti-corruption laws; economic sanctions laws; various privacy, insurance, tax, tariff and trade laws and regulations; corporate governance, privacy, data protection (including the EU’s General Data Protection Regulation which began to apply across the EU during 2018), data mining, data transfer, labor and employment, intellectual property, consumer protection and investment laws and regulations; discriminatory licensing procedures; compulsory cessions of reinsurance; required localization of records and funds; higher premium and income taxes; limitations on dividends and repatriation of capital; and requirements for local participation in an insurer’s ownership. In addition, the expansion of the Company’s operations into foreign countries increases the Company’s exposure to the anti-bribery, anti-corruption and anti-money laundering provisions of United States law, including the FCPA, and corresponding foreign laws, including the U.K. Bribery Act 2010 (the “UK Bribery Act”).

Anti-Corruption Laws - The FCPA prohibits offering, promising or authorizing others to give anything of value to a foreign government official to obtain or retain business or otherwise secure a business advantage. The Company also is subject to applicable anti-corruption laws of the jurisdictions in which it operates. In many countries outside the United States, health care professionals are employed by the government. Therefore, the Company’s dealings with them are subject to regulation under the FCPA. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions as well as other penalties, and the United States Securities and Exchange Commission (the “SEC”) and the DOJ have increased their enforcement activities with respect to the FCPA. The UK Bribery Act is an anti-corruption law that is broader in scope than the FCPA and applies to all companies with a nexus to the United Kingdom. Disclosures of FCPA violations may be shared with the UK authorities, thus potentially exposing companies to liability and potential penalties in multiple jurisdictions. The Company has internal control policies and procedures and conducts training and compliance programs for its employees to deter prohibited practices. However, if the Company’s employees or agents fail to comply with applicable laws governing its international operations, it may face investigations, prosecutions and other legal proceedings and actions which could result in civil penalties, administrative remedies and criminal sanctions.

Anti-Money Laundering Regulations - Certain lines of the Company’s businesses are subject to Treasury anti-money laundering regulations. Those lines of business have implemented anti-money laundering policies designed to insure their compliance with the regulations. The Company also may be subject to anti-money laundering laws in non-U.S. jurisdictions where it operates.

Office of Foreign Assets Control - The Company also is subject to regulation by OFAC. OFAC administers and enforces economic and trade sanctions based on United States foreign policy and national security goals against targeted foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction, and other threats to the national security, foreign policy or economy of the United States. In addition, the Company may be subject to similar regulations in the non-U.S. jurisdictions in which it operates.

Laws and Regulations Related to the Pharmacy Services Segment

In addition to the laws and regulations discussed above that may affect multiple segments of the Company’s business, the Company is subject to federal, state and local statutes and regulations governing the operation of its Pharmacy Services segment specifically. Among these are the following:

PBM Laws and Regulation - Legislation seeking to regulate PBM activities in a comprehensive manner has been introduced or enacted in a number of states. This legislation could adversely affect the Company’s ability to conduct business on commercially reasonable terms in states where the legislation is in effect. In addition, certain quasi-regulatory organizations, including the National Association of Boards of Pharmacy and the National Association of Insurance Commissioners (“NAIC”) and the National Council of Insurance Legislators, have issued model regulations or may propose future regulations concerning PBMs and/or PBM activities. Similarly, credentialing organizations such as NCQA and URAC may establish voluntary standards regarding PBM, mail or specialty pharmacy activities. While the actions of these quasi-regulatory or standard-setting organizations do not have the force of law, they may influence states to adopt their requirements or recommendations and influence client requirements for PBM or specialty pharmacy services. Moreover, any standards established by these organizations could also impact the Company’s health plan clients and/or the services provided to them and/or the Company’s health plans.

The Company’s PBM activities also are regulated directly and indirectly at the federal and state levels, including being subject to the False Claims Act and state false claims acts and federal and state anti-kickback laws. These laws and regulations govern, and proposed legislation and regulations may govern and/or further restrict, critical PBM practices, including disclosure, receipt and retention of rebates and other payments received from pharmaceutical manufacturers; use of, administration of and/or changes to drug formularies, maximum allowable cost (“MAC”) list pricing, average wholesale prices (“AWPs”) and/or clinical programs; the offering to plan sponsors of pricing that includes retail network “differential” or “spread” (i.e., a difference between the drug price charged to the plan sponsor by a PBM and the price paid by the PBM to the dispensing provider); disclosure of data to third parties; drug utilization management practices; the level of duty a PBM owes its customers; configuration of pharmacy networks; the operations of the Company’s pharmacies (including audits of its pharmacies); disclosure of negotiated provider reimbursement rates; disclosure of fees associated with administrative service agreements and patient care programs that are attributable to members’ drug utilization; and registration or licensing of PBMs. Failure by the Company or one of its PBM services suppliers to comply with these laws or regulations could result in material fines and/or sanctions and could have a material adverse effect on the Company’s results of operations and/or cash flows.

The Company’s PBM service contracts, including those in which the Company assumes certain risks under performance guarantees or similar arrangements, are generally not subject to insurance regulation by the states. However, state departments of insurance are increasing their oversight of PBM activities due to legislation passing in several states requiring PBMs to register or obtain a license with the department. Rulemaking is either underway or has already taken place in a few states with the areas of focus on licensure requirements, pharmacy reimbursement for generics (MAC reimbursement) and pharmacy audits - most of which fall under the state insurance code.

Pharmacy Network Access Legislation - Medicare Part D and a majority of states now have some form of legislation affecting the Company’s (and its health plans’ and its health plan clients’) ability to limit access to a pharmacy provider network or remove network providers. For example, certain “any willing provider” legislation may require the Company or its clients to admit a nonparticipating pharmacy if such pharmacy is willing and able to meet the plan’s price and other applicable terms and conditions for network participation. These laws could negatively affect the services and economic benefits achievable through a limited pharmacy provider network. Also, a majority of states now have some form of legislation affecting the Company’s ability (and the Company’s and its client health plans’ ability) to conduct audits of network pharmacies regarding claims submitted to the Company for payment. These laws could negatively affect the Company’s ability to recover overpayments of claims submitted by network pharmacies that the Company identifies through pharmacy audits.

Pharmacy Pricing Legislation - Several states have passed legislation regulating the Company’s ability to manage and establish MACs for generic prescription drugs. MAC methodology is a common cost management practice used by private and public payors (including CMS) to pay pharmacies for dispensing generic prescription drugs. MAC prices specify the allowable reimbursement by a PBM for a particular strength and dosage of a generic drug that is available from multiple manufacturers but sold at different prices. State legislation can regulate the disclosure of MAC prices and MAC price methodologies, the kinds of drugs that a PBM can pay for at a MAC price, and the rights of pharmacies to appeal a MAC price established by a PBM. These laws could negatively affect the Company’s ability to establish MAC prices for generic drugs.

Formulary and Plan Design Regulation - A number of government entities regulate the administration of prescription drug benefits. HHS regulates how Medicare Part D formularies are developed and administered, including requiring the inclusion of all drugs in certain classes and categories, subject to limited exceptions. Under the ACA, CMS imposes drug coverage requirements for health plans required to cover essential health benefits, including plans offered through federal or state Public Exchanges. Additionally, the NAIC and health care accreditation agencies like NCQA and URAC have developed model acts and standards for formulary development that are often incorporated into government requirements. Many states regulate the scope of prescription drug coverage, as well as the delivery channels to receive prescriptions, for insurers, MCOs and Medicaid managed care plans. The increasing government regulation of formularies could significantly affect the Company’s ability to develop and administer formularies, networks and other plan design features on behalf of its insurer, MCO and other clients. Similarly, some states prohibit health plan sponsors from implementing certain restrictive design features. This regulation could limit or preclude (i) limited networks, (ii) a requirement to use particular providers, (iii) copayment differentials among providers and (iv) formulary tiering practices.

FDA Regulation - The FDA regulates the Company’s compounding pharmacy and clinical research operations.

Laws and Regulations Related to the Retail/LTC Segment

In addition to the laws and regulations discussed above that may affect multiple segments of the Company’s business, the Company is subject to federal, state and local statutes and regulations governing the operation of its Retail/LTC segment specifically. Among these are the following:

FDA Regulation - The FDA generally has authority to, among other things, regulate the manufacture, distribution, sale and labeling of many products sold through retail pharmacies, including prescription drugs, over-the-counter medications, medical devices (including mobile medical devices), cosmetics, dietary supplements and certain food items. The FDA regulates the Company’s activities as a distributor of store brand products.

Retail Clinics - States regulate retail clinics operated by nurse practitioners or physician assistants through physician oversight, clinic and lab licensure requirements and the prohibition of the corporate practice of medicine. A number of states have implemented or proposed laws or regulations that impact certain components of retail clinic operations such as physician oversight, signage, third party contracting requirements, bathroom facilities, and scope of services. These laws and regulations may affect the operation and expansion of the Company’s owned and managed retail clinics.

Other Laws - Other federal, state and local laws and regulations also impact the Company’s retail operations, including laws and regulations governing the practice of optometry, the practice of audiology, the provision of dietician services and the sale of durable medical equipment, contact lenses, eyeglasses, hearing aids and alcohol.

Laws and Regulations Related to the Health Care Benefits Segment

Overview - Differing approaches to state insurance regulation and varying enforcement philosophies may materially and adversely affect the Company’s ability to standardize its Health Care Benefits products and services across state lines. These laws and regulations, including the ACA, restrict how the Company conducts its business and result in additional burdens and costs to the Company. Significant areas of governmental regulation include premium rates and rating methodologies, underwriting rules and procedures, required benefits, sales and marketing activities, provider rates of payment, restrictions on health plans’ ability to limit providers’ participation in their networks and/or remove providers from their networks and financial condition (including reserves and minimum capital or risk based capital requirements). These laws and regulations are different in each jurisdiction and vary from product to product.

Each health insurer and HMO must file periodic financial and operating reports with the states in which it does business. In addition, health insurers and HMOs are subject to state examination and periodic license renewal. Applicable laws also restrict the ability of the Company’s regulated subsidiaries to pay dividends, and certain dividends require prior regulatory approval. In addition, some of the Company’s businesses and related activities may be subject to PPO, managed care organization, utilization review or TPA-related licensure requirements and regulations. These licensure requirements and regulations differ from state to state, but may contain provider network, contracting, product and rate, financial and reporting requirements. There also are laws and regulations that set specific standards for the Company’s delivery of services, payment of claims, fraud prevention, protection of consumer health information, and payment for covered benefits and services.

Required Regulatory Approvals - The Company must obtain and maintain regulatory approvals to price, market and administer many of its Health Care Benefits products. Supervisory agencies, including CMS, the Center for Consumer Information and Insurance Oversight and the DOL, as well as state health, insurance, managed care and Medicaid agencies and state boards of pharmacy have broad authority to take one or more of the following actions:

•	Grant, suspend and revoke the Company’s licenses to transact business;

•	Suspend or exclude the Company from participation in government programs;

•	Suspend or limit the Company’s authority to market products;

•	Regulate many aspects of the products and services the Company offers, including the pricing and underwriting of many of its products and services;

•	Assess damages, fines and/or penalties;

•	Terminate the Company’s contract with the government agency and/or withhold payments from the government agency to the Company;

•	Impose retroactive adjustments to premiums and require the Company to pay refunds to the government, customers and/or members;

•	Restrict the Company’s ability to conduct acquisitions or dispositions;

•	Require the Company to maintain minimum capital levels in its subsidiaries and monitor its solvency and reserve adequacy;

•	Regulate the Company’s investment activities on the basis of quality, diversification and other quantitative criteria; and/or

•
Exclude the Company’s plans from participating in Public Exchanges if they are deemed to have a history of “unreasonable” premium rate increases or fail to meet other criteria set by HHS or the applicable state.

The Company’s operations, current and past business practices, current and past contracts, and accounts and other books and records are subject to routine, regular and special investigations, audits, examinations and reviews by, and from time to time the Company receives subpoenas and other requests for information from, federal, state and international supervisory and enforcement agencies, attorneys general and other state, federal and international governmental authorities and legislators.

Commercial Product Pricing and Underwriting Restrictions - Pricing and underwriting regulation by states limits the Company’s underwriting and rating practices and those of other health insurers, particularly for small employer groups, and varies by state. In general, these limitations apply to certain customer segments and limit the Company’s ability to set prices for new or renewing groups, or both, based on specific characteristics of the group or the group’s prior claim experience. In some states, these laws and regulations restrict the Company’s ability to price for the risk it assumes and/or reflect reasonable costs in the Company’s pricing.

The ACA expanded the premium rate review process by, among other things, requiring the Company’s Commercial Insured rates to be reviewed for “reasonableness” at either the state or the federal level. HHS established a federal premium rate review process that generally applies to proposed premium rate increases equal to or exceeding a federally (or lower state) specified threshold. HHS’s rate review process imposes additional public disclosure requirements as well as additional review on filings requesting premium rate increases equal to or exceeding this “reasonableness” threshold. These combined state and federal review requirements may prevent, further delay or otherwise affect the Company’s ability to price for the risk it assumes, which could adversely affect its MBRs and results of operations, particularly during periods of increased utilization of medical services and/or medical cost trend or when such utilization and/or trend exceeds the Company’s projections.

The ACA also specifies minimum MLRs of 85% for large group Commercial products and 80% for individual and small group Commercial products. Because the ACA minimum MLRs are structured as “floors” for many of their requirements, states have the latitude to enact more stringent rules governing its various restrictions. For Commercial products, states have and may adopt higher minimum MLR requirements, use more stringent definitions of “medical loss ratio,” incorporate minimum MLR requirements into prospective premium rate filings, require prior approval of premium rates or impose other requirements related to minimum MLR. Minimum MLR requirements and similar actions further limit the level of margin the Company can earn in its Insured Commercial business while leaving the Company exposed to medical costs that are higher than those reflected in its pricing. The Company also may be subject to significant fines, penalties, premium refunds and litigation if it fails to comply with minimum MLR laws and regulations.

In addition, the Company requested significant increases in its premium rates in its Commercial small group Health Care Benefits business for 2019 and expects to continue to request significant increases in those rates for 2020 and beyond in order to adequately price for projected medical cost trends, required expansions of coverage and significant assessments, fees and taxes imposed by the federal and state governments, including the ACA. The Company’s rates also must be adequate to reflect adverse selection in its products, particularly in small group Commercial products, which the Company expects to continue and potentially worsen in 2019. These significant rate increases heighten the risks of adverse public and regulatory action and adverse selection and the likelihood that the Company’s requested premium rate increases will be denied, reduced or delayed, which could lead to operating margin compression.

Many of the laws and regulations governing the Company’s pricing and underwriting practices also limit the differentials in premium rates insurers and other carriers may charge between new and renewal business, and/or between groups based on differing characteristics. They may also require that carriers disclose to customers the basis on which the carrier establishes new business and renewal premium rates and limit the ability of a carrier to terminate customers’ coverage. In addition, HHS’ rules on rates impose additional public disclosure requirements on any rate filings that exceed the “reasonableness” threshold and require additional review of those rates.

Medicaid Regulation - The Company is seeking to substantially grow its Medicaid, dual eligible and dual eligible special needs plan businesses over the next several years. As a result, the Company also is increasing its exposure to changes in government policy with respect to and/or regulation of the various Medicaid, dual eligible and dual eligible special needs plan programs in which the Company participates, including changes in the amounts payable to the Company under those programs.

Since 2017, Managed Medicaid products, including those the Company offers, are subject to a minimum MLR of 85%. A Medicaid managed care quality rating system and provider network adequacy requirements also apply to Medicaid products. Because the minimum MLR is structured as a “floor”, states have the latitude to enact more stringent rules governing these various restrictions. For Managed Medicaid products, states may adopt higher minimum MLR requirements, use more stringent definitions of “medical loss ratio” or impose other requirements related to minimum MLR. Minimum MLR requirements and similar actions further limit the level of margin the Company can earn in its Insured Medicaid products while leaving the Company exposed to medical costs that are higher than those reflected in its pricing. The Company also may be subject to significant fines, penalties, premium refunds and litigation if it fails to comply with minimum MLR laws and regulations.

The impact of Medicaid expansion under the ACA is uncertain. The future of the ACA is uncertain, and states may opt out of the elements of the ACA requiring expansion of Medicaid coverage without losing their current federal Medicaid funding. To date, a number of states and the District of Columbia have expanded Medicaid coverage to the higher eligibility levels contemplated by the ACA. In addition, the election of new governors and/or state legislatures may impact states’ previous decisions regarding Medicaid expansion. Proposals for substantial changes to federal funding of state Medicaid programs are likely to be considered in 2019 and beyond, including the possibility of converting federal Medicaid support to block grants and per capita caps on federal funding. Uncertainty regarding federal funding is causing and will continue to cause states to re-evaluate their Medicaid expansions and consider new assessments, fees and/or taxes on health plans. That re-evaluation may adversely affect Medicaid payment rates, the Company’s revenues and its Medicaid membership in those states.

The economic aspects of the Medicaid, dual eligible and dual eligible special needs plan business vary from state to state and are subject to frequent change. Medicaid premiums are paid by each state and differ from state to state. The federal government and certain states also are considering proposals and legislation for Medicaid and dual eligible program reforms or redesigns, including restrictions on the collection of manufacturer’s rebates on pharmaceuticals by Medicaid MCOs and their contracted PBMs, further program, population and/or geographic expansions of risk-based managed care, increasing beneficiary cost-sharing or payment levels, and changes to benefits, reimbursement, eligibility criteria, provider network adequacy requirements (including requiring the inclusion of specified high cost providers in the Company’s networks) and program structure. In some states, current Medicaid and dual eligible funding and premium revenue may not be adequate for the Company to continue program participation. The Company’s Medicaid and dual eligible contracts with states (or sponsors of Medicaid managed care plans) are subject to cancellation by the state (or the sponsors of the managed care plans) after a short notice period without cause (for example, when a state discontinues a managed care program) or in the event of insufficient state funding.

The Company’s Medicaid, dual eligible and dual eligible special needs plan products also are heavily regulated by CMS and state Medicaid agencies, which have the right to audit the Company’s performance to determine compliance with CMS contracts and regulations. The Company’s Medicaid products, dual eligible products and CHIP contracts also are subject to complex federal and state regulations and oversight by state Medicaid agencies regarding the services provided to Medicaid enrollees, payment for those services, network requirements (including mandatory inclusion of specified high-cost providers), and other aspects of these programs, and by external review organizations which audit Medicaid plans on behalf of the state Medicaid agencies. The laws, regulations and contractual requirements applicable to the Company and other participants in Medicaid and dual eligible programs, including requirements that the Company submit encounter data to the applicable state agency, are extensive, complex and subject to change. The Company has invested significant resources to comply with these standards, and its Medicaid and dual eligible program compliance efforts will continue to require significant resources. CMS and/or state Medicaid agencies may fine the Company, withhold payments to the Company, seek premium and other refunds, terminate the Company’s existing contracts, elect not to award the Company new contracts or not to renew the Company’s existing contracts, prohibit the Company from continuing to market and/or enroll members in or refuse to automatically assign members to one or more of the Company’s Medicaid or dual eligible products, exclude the Company from participating in one or more Medicaid or dual eligible programs and/or institute other sanctions and/or civil monetary penalties against the Company if it fails to comply with CMS or state regulations or contractual requirements.

The Company cannot predict whether pending or future federal or state legislation or court proceedings will change various aspects of the Medicaid program, nor can it predict the impact those changes will have on its business operations or results of operations, but the effects could be materially adverse.

State Workers’ Compensation Laws - The Company’s workers’ compensation business includes the comparison of medical claims data against the applicable state’s fee schedule pricing, including applicable regulations and clinical guidelines. State fee schedules, which typically represent the maximum reimbursement for medical services provided to the injured worker, differ by state and change as state laws and regulations are passed and/or amended. The Company’s workers’ compensation business also includes PBM and care management services, both of which are regulated at the state level. The Company’s workers’ compensation customers include insurance carriers and TPAs who also are regulated at the state level. The laws and regulations applicable to the Company and other participants in the workers’ compensation business are extensive, complex and subject to change. The Company has invested significant resources to comply with these standards, and its workers’ compensation compliance efforts will continue to require significant resources. The Company may be subject to significant fines, penalties and litigation if it fails to comply with those laws and regulations.

Federal and State Reporting - The Company is subject to extensive financial and business reporting requirements, including penalties for inaccuracies and/or omissions, at both the federal and state level. The Company’s ability to comply with certain of these requirements depends on receipt of information from third parties that may not be readily available or reliably provided in all instances. The Company is and will continue to be required to modify its information systems, dedicate significant resources and incur significant expenses to comply with these requirements. However, the Company cannot eliminate the risks of unavailability of or errors in its reports.

Product Design and Administration and Sales Practices - State and/or federal regulatory scrutiny of health care benefit product design and administration and marketing and advertising practices, including the filing of insurance policy forms, the adequacy of provider networks, the accuracy of provider directories, and the adequacy of disclosure regarding products and their administration, is increasing as are the penalties being imposed for inappropriate practices. Medicare, Medicaid and dual eligible products and products offering more limited benefits in particular continue to attract increased regulatory scrutiny.

Guaranty Fund Assessments/Solvency Protection - Under guaranty fund laws existing in all states, insurers doing business in those states can be assessed (in most states up to prescribed limits) for certain obligations of insolvent insurance companies to policyholders and claimants. The life and health insurance guaranty associations in which the Company participates that operate under these laws respond to insolvencies of long-term care insurers as well as health insurers. The Company’s assessments generally are based on a formula relating to its health care premiums in the state compared to the premiums of other insurers. Certain states allow assessments to be recovered over time as offsets to premium taxes. Some states have similar laws relating to HMOs and/or other payors such as not-for-profit consumer governed health plans established under the ACA. While historically the Company has ultimately recovered more than half of guaranty fund assessments through statutorily permitted premium tax offsets, significant increases in assessments could lead to legislative and/or regulatory actions that may limit future offsets.

Available Information

CVS Health Corporation was incorporated in Delaware in 1996. The corporate office is located at One CVS Drive, Woonsocket, Rhode Island 02895, telephone (401) 765-1500. The Company’s common stock is listed on the New York Stock Exchange under the trading symbol “CVS.” General information about CVS Health is available through the Company’s website at http://www.cvshealth.com. The Company’s financial press releases and filings with the SEC are available free of charge within the Investors section of the Company’s website at http://www.cvshealth.com/investors. In addition, the SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the SEC. The address of that website is http://www.sec.gov. The information on or linked to the Company’s website is neither a part of nor incorporated by reference in this Exhibit 99.1 of CVS Health’s Current Report on Form 8-K or any of the Company’s other SEC filings.

In accordance with guidance provided by the SEC regarding use by a company of its websites and social media channels as a means to disclose material information to investors and to comply with its disclosure obligations under Regulation FD, CVS Health Corporation (the “Registrant”) hereby notifies investors, the media and other interested parties that it intends to continue to use its media and investor relations website (http://investors.cvshealth.com/) and its Twitter feed (@CVSHealthIR) to publish important information about the Registrant, including information that may be deemed material to investors. The list of social media channels that the Registrant uses may be updated on its media and investor relations website from time to time. The Registrant encourages investors, the media, and other interested parties to review the information the Registrant posts on its website and social media channels as described above, in addition to information announced by the Registrant through its SEC filings, press releases and public conference calls and webcasts.